================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 2, 1997
                            -----------------------
                       (Date of earliest event reported)



                        SINCLAIR BROADCAST GROUP, INC.
            (Exact name of Registrant as specified in its charter)




             MARYLAND                   33-69482                   52-1494660
   (State of incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification Number)


             2000 W. 41st Street, Baltimore, Maryland   21211-1420
      -------------------------------------------------------------------
             (Address of principal executive offices)   (Zip code)


      Registrant's telephone number, including area code: (410) 467-5005
                                                          --------------





================================================================================

ITEM 5. OTHER EVENTS

     As previously reported, Sinclair Broadcast Group, Inc. (the "Company") entered into acquisition agreements on July 16, 1997 (the "Heritage Acquisition Agreements") with The News Corporation Limited, Heritage Media Group, Inc. and certain subsidiaries of Heritage Media Corporation (collectively "Heritage") pursuant to which the Company has acquired or will acquire the assets of, or the right to program pursuant to Local Marketing Agreements ("LMAs"), six television stations in three markets and the assets of 24 radio stations in seven markets (the "Heritage Acquisition"). On December 3, 1997, the Company entered into an agreement to acquire, directly or indirectly, all of the equity interests of Max Media Properties LLC ("Max Media"), pursuant to which the Company will acquire, or acquire the right to program pursuant to LMA's, nine television stations and eight radio stations in eight markets (the "Max Media Acquisition"). On February 23, 1998 the Company entered into an agreement to acquire 100% of the stock of Sullivan Broadcast Holdings, Inc. and Subsidiaries ("Sullivan"), pursuant to which the Company will acquire or provide programming services to 13 television stations in 11 separate markets (the "Sullivan Acquisition"). The Company is filing with this Current Report on Form 8-K pro forma financial information for the Company showing the effect of the Heritage Acquisition, the Max Media Acquisition and the Sullivan Acquisition. The Company is filing with this report on Form 8-K the audited financial statements of Heritage Media Services, Inc. -- Broadcasting Segment ("HMSI"), Max Media Properties LLC, Sullivan Broadcasting Company, Inc. and Subsidiaries (Formerly Act III Broadcasting, Inc. as successor by merger with A-3 Acquisition, Inc.) and Sullivan Broadcast Holdings, Inc. and Subsidiaries, which includes all of the assets to be acquired by the Company pursuant to the Heritage Acquisition, the Max Media Acquisition and the Sullivan Acquisition.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS


(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     The financial statements required by this item are submitted in a separate section of this report.


HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT


Report of Independent Public Accountants
Consolidated Balance Sheet as of December 31, 1997 and 1996
Consolidated  Statements  of Operations  for the Four Months Ended  December 31,
  1997, the Eight Months Ended August 31, 1997 and for the year Ended December 31, 1996
Consolidated Statements of Stockholders' Equity for the Four Months Ended Decem-ber 31, 1997, the Eight Months Ended August 31, 1997 and for the Year Ended December 31, 1996
Consolidated  Statements  of Cash Flows for the Four Months  Ended  December 31,
  1997, the Eight Months Ended August 31, 1997 and for the Year Ended December 31, 1996
Notes to Consolidated Financial Statements


MAX MEDIA PROPERTIES LLC

Independent Auditors' Report
Consolidated  Balance  Sheets  as of  December  31,  1997 and 1996
Consolidated  Statements of Operations for the Years Ended December 31, 1997 and
  1996
Consolidated  Statements  of Members'  Capital for the Years Ended  December 31,
  1997 and 1996
Consolidated  Statements of Cash Flows for the Years Ended December 31, 1997 and
  1996
Notes to Consolidated Financial Statements

SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES

Report of Independent Accountants
Consolidated Balance Sheets as of December 31, 1996 and 1997
Consolidated  Statement of  Operations  for the Period from  Inception  (June 2,
  1995) through December 31, 1995, and for the years Ended December 31, 1996 and 1997
Consolidated  Statement  of Cash Flows for the Period  from  Inception  (June 2,
  1995) through December 31, 1995, and for the Years Ended December 31, 1996 and 1997
Consolidated  Statement of Changes in  Shareholders'  Equity for the Period from
  Inception (June 2, 1995) through December 31, 1995 and for the Years Ended December 31, 1996 and 1997
Notes to Consolidated Financial Statements


SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES -- (FORMERLY ACT III BROADCASTING, INC. AS SUCCESSOR BY MERGER WITH A-3 ACQUISITION, INC.)

Report of Independent Accountants
Consolidated  Statement  of  Operations  for the year ended  December  31,  1995
Consolidated Statement of Cash Flows for the year ended December 31, 1995 Consolidated Statement of Changes in Shareholders' Deficit Notes to Consolidated Financial Statements


(B) PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF SINCLAIR

     The following Pro Forma Consolidated Financial Data include the unaudited pro forma consolidated balance sheet as of December 31, 1997 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 (the "Pro Forma Consolidated Statement of Operations"). The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to the Heritage Acquisition, the Max Media Acquisition and the Sullivan Acquisition, (collectively the "Significant Acquisitions"). The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 is adjusted to give effect to the issuance of $200,000,000 liquidation amount 11 5/8% High Yield Trust Offered Preferred Securities (the "HYTOPS") issued on March 14, 1997 (the "HYTOPS Issuance"), the issuance by the Company of $200,000,000 principal amount 9% Senior Subordinated Notes due 2007 (the " July Debt Issuance") issued on July 2, 1997, the September 23, 1997 public offering by the Company of 4,345,000 shares of Class A Common Stock (the "1997 Common Stock Offering"), the September 23, 1997 public offering by the Company of $172.5 million aggregate liquidation value Series D Convertible Exchangeable Preferred Stock (the "Preferred Stock Offering"), and the completion by the Company of the Tender Offer for $98.1 million aggregate principal of the Company's 10% Notes due 2003 (the "1993 Notes") on December 9, 1997 (the "Tender Offer" and together with the HYTOPS Issuance, the July Debt Issuance, the 1997 Common Stock Offering, the 1997 Preferred Stock Offering, by the Company and) the issuance by the Company of $250 million principal amount 8 3/4 Senior Subordinated Notes due 2007 (the "December Debt Issuance"), (the "1997 Financings.") The Pro forma Consolidated Financial Information included herein reflects the application of the net proceeds from the December Debt Issuance utilized to pay the consideration payable in connection with, and expenses of, the Tender Offer and the Heritage Acquisition, as if such transactions occurred at the beginning of such periods. The Max Media Acquisition and the Sullivan Acquisition (net of $100,000 of Class A Common Stock, par value $0.01 per share issued at the option of the Company pursuant to the Sullivan Acquisition Agreement) will be completed utilizing available indebtedness under the Company's Bank Credit Agreement. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Information included herein should be read in conjunction with the Company's Consolidated Financial Statements as of and for the year ended December 31, 1997 and related notes thereto, and the historical financial data of Heritage Media Services, Inc. -- Broadcasting Segment, Max Media Properties LLC, Sullivan Broadcast Company, Inc., and subsidiaries (Formerly Act III Broadcastiing, Inc. as successor by merger with A-3 Acquisition, Inc. and Sullivan Broadcast

Holdings, Inc. and Subsidiaries, all of which have been filed with the Securities and Exchange Commission as part of either (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 together with the report of Arthur Andersen LLP, independent certified public accountants; or (ii) the Current Report on Form 8-K filed March 17, 1998. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.


(C) EXHIBITS

  EXHIBIT
    NO.    DESCRIPTION
---------- ---------------------------------
 23.1      Consent of Arthur Andersen LLP
 23.2      Consent of KPMG Peat Marwick LLP
 23.3      Consent of Price Waterhouse LLP
 23.4      Consent of Price Waterhouse LLP

                         SINCLAIR BROADCAST GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)




                                                                    CONSOLIDATED
                                                                     HISTORICAL
                                                                   --------------
                                  ASSETS
CURRENT ASSETS:
 Cash, including cash equivalents ................................   $  139,327
 Accounts receivable, net of allowance for doubtful accounts .....      123,018
 Current portion of program contract costs .......................       46,876
 Prepaid expenses and other current assets .......................        4,673
 Deferred barter costs ...........................................        3,727
 Refundable income taxes .........................................       10,581
 Deferred tax asset ..............................................        2,550
                                                                     ----------
   Total current assets ..........................................      330,752
PROGRAM CONTRACT COSTS, less current portion .....................       40,609
LOANS TO OFFICERS AND AFFILIATES .................................       11,088
PROPERTY AND EQUIPMENT, net ......................................      161,714
NON-COMPETE AND CONSULTING AGREEMENTS, net........................          200
OTHER ASSETS .....................................................      167,895
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net......................    1,321,976
                                                                     ----------
   Total Assets ..................................................   $2,034,234
                                                                     ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ................................................   $    5,207
 Accrued liabilities .............................................       40,532
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing ....................       35,215
  Notes and capital leases payable to affiliation ................        3,073
  Program contracts payable ......................................       66,404
 Deferred barter revenues ........................................        4,273
                                                                     ----------
   Total current liabilities .....................................      154,704
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing ....................    1,022,934
  Notes and capital leases payable to affiliates .................       19,500
  Program contracts payable ......................................       62,408
  Deferred tax liability .........................................       24,092
  Other long-term liabilities ....................................        3,611
                                                                     ----------
   Total liabilities .............................................    1,287,249
                                                                     ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                            3,697
                                                                     ----------
COMMITMENTS AND CONTINGENCIES
COMPANY OBLIGATED MANDATORILY REDEEM-
 ABLE SECURITY OF SUBSIDIARY TRUST HOLDING
 SOLELY KDSM SENIOR DEBENTURES ...................................      200,000
                                                                     ----------
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock, $.01 par value, 10,000,000 shares
   authorized and 1,071,381 shares issued and outstanding ........           10
  Series D Preferred Stock, $.01 par value, 3,450,000 shares
   authorized 3,450,000 shares issued and outstanding ............           35
  Class A Common  Stock,  $.01 par  value,  100,000,000  shares authorized and 13,733,430 and 15,487,816 shares issued
   and outstanding respectively ..................................          137
  Class B Common Stock, $.01 par value, 35,000,000 shares
   authorized and 25,436,432 shares issued and outstanding .......          255
  Additional paid-in capital .....................................      552,949
  Additional paid-in capital - equity put options ................       23,117
  Additional paid-in capital - deferred compensation .............         (954)
  Accumulated deficit ............................................      (32,261)
                                                                     ----------
   Total stockholders' equity ....................................      543,288
                                                                     ----------
   Total Liabilities and Stockholders' Equity ....................   $2,034,234
                                                                     ==========


                                                                                  SIGNIFICANT ACQUISITIONS
                                                                   -------------------------------------------------------
                                                                                                              SULLIVAN
                                                                       HERITAGE(A)       MAX MEDIA(B)     BROADCASTING(C)
                                                                   ------------------ ------------------ -----------------
                                  ASSETS
CURRENT ASSETS:
 Cash, including cash equivalents ................................    $  (139,327)
 Accounts receivable, net of allowance for doubtful accounts .....
 Current portion of program contract costs .......................          1,462        $     2,325       $    22,850
 Prepaid expenses and other current assets .......................
 Deferred barter costs ...........................................            578                640
 Refundable income taxes .........................................
 Deferred tax asset ..............................................
                                                                      -----------        -----------       ------------
   Total current assets ..........................................       (137,287)             2,965            22,850
PROGRAM CONTRACT COSTS, less current portion .....................          1,179              2,182            23,432
LOANS TO OFFICERS AND AFFILIATES .................................
PROPERTY AND EQUIPMENT, net ......................................         32,859             25,556            39,723
NON-COMPETE AND CONSULTING AGREEMENTS, net........................
OTHER ASSETS .....................................................        (65,500)           (12,817)
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.                             368,336            229,490         1,135,309
                                                                      -----------        -----------       ------------
   Total Assets ..................................................    $   199,587        $   247,376       $ 1,221,314
                                                                      ===========        ===========       ============
              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ................................................
 Accrued liabilities .............................................
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing ....................
  Notes and capital leases payable to affiliation ................
  Program contracts payable ......................................    $     1,788        $     2,431       $    24,944
 Deferred barter revenues ........................................            350              1,026
                                                                      -----------        -----------       ------------
   Total current liabilities .....................................          2,138              3,457            24,944
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing ....................        196,673 (d)        242,183 (e)       900,000 (f)
  Notes and capital leases payable to affiliates .................
  Program contracts payable ......................................            776              1,736            22,710
  Deferred tax liability .........................................                                             173,660
  Other long-term liabilities ....................................
   Total liabilities .............................................        199,587            247,376         1,121,314
                                                                      -----------        -----------       ------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                                 --                 --                --
                                                                      -----------        -----------       ------------
COMMITMENTS AND CONTINGENCIES
COMPANY OBLIGATED MANDATORILY REDEEM-
 ABLE SECURITY OF SUBSIDIARY TRUST HOLDING
 SOLELY KDSM SENIOR DEBENTURES ...................................             --                 --                --
                                                                      -----------        -----------       ------------
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock,  $.01 par value,  10,000,000  shares authorized and 1,071,381 shares issued and outstanding ........
  Series D Preferred Stock, $.01 par value, 3,450,000 shares authorized 3,450,000 shares issued and outstanding ............
  Class A Common  Stock,  $.01 par  value,  100,000,000  shares authorized  and 13,733,430 and 15,487,816 shares issued
   and outstanding respectively ..................................                                                  18
  Class B Common Stock, $.01 par value, 35,000,000 shares
   authorized and 25,436,432 shares issued and outstanding .......
  Additional paid-in capital .....................................                                              99,982
  Additional paid-in capital - equity put options ................
  Additional paid-in capital - deferred compensation .............
  Accumulated deficit ............................................
                                                                      -----------        -----------       ------------
   Total stockholders' equity ....................................             --                 --           100,000
                                                                      -----------        -----------       ------------
   Total Liabilities and Stockholders' Equity ....................    $   199,587        $   247,376       $ 1,221,314
                                                                      ===========        ===========       ============



                                                                     CONSOLIDATED
                                                                      HISTORICAL
                                                                    AND SIGNIFICANT
                                                                     ACQUISITIONS
                                                                   ----------------
                                  ASSETS
CURRENT ASSETS:
 Cash, including cash equivalents ................................    $       --
 Accounts receivable, net of allowance for doubtful accounts .....       123,018
 Current portion of program contract costs .......................        73,513
 Prepaid expenses and other current assets .......................         4,673
 Deferred barter costs ...........................................         4,945
 Refundable income taxes .........................................        10,581
 Deferred tax asset ..............................................         2,550
                                                                      ----------
   Total current assets ..........................................       219,280
PROGRAM CONTRACT COSTS, less current portion .....................        67,402
LOANS TO OFFICERS AND AFFILIATES .................................        11,088
PROPERTY AND EQUIPMENT, net ......................................       259,852
NON-COMPETE AND CONSULTING AGREEMENTS, net........................           200
OTHER ASSETS .....................................................        89,578
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.                          3,055,111
                                                                      ----------
   Total Assets ..................................................    $3,702,511
                                                                      ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable ................................................    $    5,207
 Accrued liabilities .............................................        40,532
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing ....................        35,215
  Notes and capital leases payable to affiliation ................         3,073
  Program contracts payable ......................................        95,567
 Deferred barter revenues ........................................         5,649
                                                                      ----------
   Total current liabilities .....................................       185,243
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing ....................     2,361,790
  Notes and capital leases payable to affiliates .................        19,500
  Program contracts payable ......................................        87,630
  Deferred tax liability .........................................       197,752
  Other long-term liabilities ....................................         3,611
                                                                      ----------
   Total liabilities .............................................     2,855,526
                                                                      ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                             3,697
                                                                      ----------
COMMITMENTS AND CONTINGENCIES
COMPANY OBLIGATED MANDATORILY REDEEM-
 ABLE SECURITY OF SUBSIDIARY TRUST HOLDING
 SOLELY KDSM SENIOR DEBENTURES ...................................       200,000
                                                                      ----------
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock, $.01 par value, 10,000,000 shares
   authorized and 1,071,381 shares issued and outstanding ........            10
  Series D Preferred Stock, $.01 par value, 3,450,000 shares
   authorized 3,450,000 shares issued and outstanding ............            35
  Class A Common  Stock,  $.01 par  value,  100,000,000  shares authorized and 13,733,430 and 15,487,816 shares issued
   and outstanding respectively ..................................           155
  Class B Common Stock, $.01 par value, 35,000,000 shares
   authorized and 25,436,432 shares issued and outstanding .......           255
  Additional paid-in capital .....................................       652,931
  Additional paid-in capital - equity put options ................        23,117
  Additional paid-in capital - deferred compensation .............          (954)
  Accumulated deficit ............................................       (32,261)
                                                                      ----------
   Total stockholders' equity ....................................       643,288
                                                                      ----------
   Total Liabilities and Stockholders' Equity ....................    $3,702,511
                                                                      ==========

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(a) The Heritage Acquisition column reflects the assets and liabilities acquired in connection with the $630,000 purchase of Heritage. The Heritage
    Acquisition column gives effect for the Company's definitive agreements to sell radio stations KKSN-AM, KKSN-FM, and KKRH-FM serving the Portland, Oregon market, radio stations, WBBF-AM, WBEE-FM, WKLX-FM, and WQRV-FM serving the Rochester, New York market and television stations WPTZ-TV, WNNE-TV and WFFF-TV serving the Burlington, Vermont and Plattsburgh, New York markets (the "Dispositions"). Total acquired intangibles are calculated as follows:


                                                                                                  HERITAGE
                                                                  HERITAGE      DISPOSITIONS     ACQUISITION
                                                                ------------   --------------   ------------
  Purchase Price ............................................                                    $  630,000
    Add:
     Liabilities acquired--
     Current portion of program contracts payable ...........    $   2,194        $  (406)            1,788
     Deferred barter revenues ...............................          676           (326)              350
     Long-term portion of program contracts payable .........          857            (81)              776
    Less:
     Assets acquired--
     Current portion of program contract costs ..............       (1,704)           242            (1,462)
     Deferred barter costs ..................................         (880)           302              (578)
     Program contract costs, less current portion ...........       (1,323)           144            (1,179)
     Property and equipment .................................      (45,840)        12,981           (32,859)
     Proceeds from sale of stations .........................                                      (228,500)
                                                                                                 ----------
     Acquired intangibles ...................................                                    $  368,336
                                                                                                 ==========

(b) The Max Media Acquisition column reflects the assets and liabilities acquired in connection with the $255,000 purchase of Max Media. The Max Media Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. Total acquired intangibles are calculated as follows:


                                                                   MAX MEDIA
                                                                 ------------
  Purchase Price .............................................    $ 255,000
    Add:
     Liabilities acquired--
     Current portion of program contracts payable ............        2,431
     Deferred barter revenues ................................        1,026
     Long-term portion of program contracts payable ..........        1,736
    Less:
     Assets acquired--
     Current portion of program contract costs ...............       (2,325)
     Deferred barter costs ...................................         (640)
     Program contract costs, less current portion ............       (2,182)
     Property and equipment ..................................      (25,556)
                                                                  ---------
     Acquired intangibles ....................................    $ 229,490
                                                                  =========


(c) The Sullivan Broadcasting Acquisition column reflects the assets and liabilities acquired in connection with the $1,000,000 purchase of 100% of the outstanding capital stock of Sullivan Broadcast Holdings, Inc. and subsidiaries. Included in the total purchase price is $100,000 of Class A Common Stock, which may be issued at the option of the Company pursuant to the Sullivan Acquisition Agreement. The Sullivan Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. Total acquired intangibles are calculated as follows:


                                                                   SULLIVAN
                                                                -------------
     Purchase Price ...........................................  $1,000,000
       Add:
        Liabilities acquired--
        Current portion of program contracts costs ............      24,944
        Long-term portion of program contract costs ...........      22,710
        Deferred tax liability ................................     173,660
       Less:
        Assets acquired--
        Current portion of program contracts ..................     (22,850)
        Program contract costs, less current portion ..........     (23,432)
        Property and equipment ................................     (39,723)
                                                                 ----------
        Acquired intangibles ..................................  $1,135,309
                                                                 ==========


(d) To reflect indebtedness of $196,673 incurred in connection with the Heritage Acquisition as follows:



        Purchase Price .......................    $  630,000
         Less:
          Proceeds from dispositions .........      (228,500)
          Deposits ...........................       (65,500)
          Cash utilized ......................      (139,327)
                                                  ----------
          Indebtedness Incurred ..............    $  196,673
                                                  ==========


(e) To reflect indebtedness of $242,183 incurred (net of a $12,817 deposit for the broadcast assets) for the broadcast assets under the Company's bank credit facility under the Bank Credit Agreement in connection with the Max Media Acquisition. The Company will need to obtain an amendment or refinancing of the Bank Credit Agreement in order to complete all pending acquisitions.

(f) To reflect indebtedness incurred of $900,000 (net of $100,000 of Class A Common Stock, par value $0.01 per share which may be issued at the option of the Company pursuant to the Sullivan Acquisition Agreement). The Company will need to obtain an amendment to or refinancing of the Company's bank credit facility under the Bank Credit Agreement in order to complete the Significant Acquisitions and all other pending acquisitions. See "Prospectus Supplement Summary -- Recent Developments."

                         SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                                               1997 FINANCINGS
                                                                          ---------------------------------------------------------
                                                                                                   JULY 1997         1997 COMMON
                                                            CONSOLIDATED         HYTOPS               DEBT          AND PREFERRED
                                                             HISTORICAL         ISSUANCE            ISSUANCE       STOCK ISSUANCES
                                                           -------------- ------------------- ------------------- -----------------
REVENUES:
 Station broadcast revenues, net of agency commissions       $ 471,228
 Revenues realized from station barter arrangements.......      45,207             --                  --                --
                                                             ---------    -----------         -----------         ---------
   Total revenues ........................................     516,435             --                  --                --
                                                             ---------    -----------         -----------         ---------
OPERATING EXPENSES:
 Program and production ..................................      92,178
 Selling, general and administrative .....................     106,084
 Expenses realized from barter arrangements ..............      38,114
 Amortization of program contract costs and net realiz-
 able value adjustments ..................................      66,290
 Amortization of deferred compensation ...................       1,636
 Depreciation and amortization of property and equip-
 ment ....................................................      18,040
 Amortization of acquired intangible assets, non-
 compete, consult and other ..............................      67,840    $       133 (f)     $       249 (g)
                                                             ---------    -----------         -----------         ---------
   Total operating expenses ..............................     390,182            133                 249                --
                                                             ---------    -----------         -----------         ---------
  Broadcast operating income (loss) ......................     126,253           (133)               (249)               --
                                                             ---------    -----------         -----------         ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense ......     (98,393)         1,852 (i)          (1,734) (j)    $  16,857 (k)
 Subsidiary trust minority interest expense ..............     (18,600)        (4,650)(n)
 Interest income .........................................       2,174
 Other income ............................................          54
                                                             ---------    -----------         -----------         ---------
  Income (loss) before provision (benefit) for in-
   come taxes ............................................      11,488         (2,931)             (1,983)           16,857
PROVISION (BENEFIT) FOR INCOME TAXES .....................      15,984         (1,172) (p)           (793) (p)        6,743 (p)
                                                             ---------    -----------         -----------         ---------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ..............      (4,496)
EXTRAORDINARY ITEM .......................................      (6,070)        (1,759)             (1,190)           10,114
                                                             ---------    -----------         -----------         ---------
NET INCOME (LOSS) ........................................   $ (10,566)   $    (1,759)        $    (1,190)        $  10,114
                                                             =========    ===========         ===========         =========
NET INCOME (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS ............................................   $ (13,329)
                                                             =========
BASIC EARNINGS PER SHARE:
 Income (loss) per share before extraordinary item........   $   (0.13)
                                                             =========
 Net income (loss) per share .............................   $   (0.37)
                                                             =========
 Average shares outstanding ..............................      35,951
                                                             =========
DILUTED EARNINGS PER SHARE:
 Income (loss) per share before extraordinary item .......   $   (0.11)
                                                             =========
 Net income (loss) per share .............................   $   (0.33)
                                                             =========
 Average shares outstanding ..............................      40,078
                                                             =========


                                                          1997 FINANCINGS
                                                          ----------------
                                                          TENDER OFFER AND   CONSOLIDATED
                                                            DECEMBER 1997   HISTORICAL AND
                                                            DEBT ISSUANCE  1997 FINANCINGS HERITAGE(a)  MAX MEDIA(b)
                                                          ---------------- --------------- -----------  ------------
REVENUES:
 Station broadcast revenues, net of agency commissions                       $  471,228    $  72,383    $  51,351
 Revenues realized from station barter arrangements......                        45,207        3,996        5,362
                                                             ---------       ----------    ---------    ---------
   Total revenues .......................................           --          516,435       76,379       56,713
                                                             ---------       ----------    ---------    ---------
OPERATING EXPENSES:
 Program and production .................................                        92,178       27,645       10,662
 Selling, general and administrative ....................                       106,084       17,010       24,148
 Expenses realized from barter arrangements .............                        38,114        3,474        2,334
 Amortization of program contract costs and net realiz-
 able value adjustments .................................                        66,290        1,974        5,546
 Amortization of deferred compensation ..................                         1,636
 Depreciation and amortization of property and equip-
 ment ...................................................                        18,040        4,246        4,713
 Amortization of acquired intangible assets, non-
 compete, consult and other .............................                        68,222       15,083        8,028
                                                             ---------       ----------    ---------    ---------
   Total operating expenses .............................           --          390,564       69,432       55,431
                                                             ---------       ----------    ---------    ---------
  Broadcast operating income (loss) .....................           --          125,871        6,947        2,282
                                                             ---------       ----------    ---------    ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense .....    $  (2,010)(l)      (83,428)      (5,940)      (6,078)
 Subsidiary trust minority interest expense .............                       (23,250)
 Interest income ........................................                         2,174
 Other income ...........................................                            54        8,636        8,795
                                                             ---------       ----------    ---------    ---------
  Income (loss) before provision (benefit) for in-
   come taxes ...........................................       (2,010)          21,421        9,643        3,999
PROVISION (BENEFIT) FOR INCOME TAXES ....................         (804)(p)       19,958 (p)    7,583
                                                             ---------       ----------    ---------    ---------
NET INCOME (LOSS) BEFORE EXTRAORDI-
 NARY ITEM ..............................................       (1,206)           1,463        2,000        3,999
EXTRAORDINARY ITEM ......................................          (69)(q)       (6,139)
                                                             ---------       ----------    ---------    ---------
NET INCOME (LOSS) .......................................    $  (1,275)      $   (4,676)   $   2,060    $   3,999
                                                             =========       ==========    =========    =========
NET INCOME (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS ...........................................                    $  (15,026)
                                                                             ==========
BASIC EARNINGS PER SHARE:
 Income (loss) per share before extraordinary item.......                    $     0.04
                                                                             ==========
 Net income (loss) per share ............................                    $    (0.38)
                                                                             ==========
 Average shares outstanding .............................                        39,112
                                                                             ==========
DILUTED EARNINGS PER SHARE:
 Income (loss) per share before extraordinary item ......                    $     0.03
                                                                             ==========
 Net income (loss) per share ............................                    $    (0.35)
                                                                             ==========
 Average shares outstanding .............................                        42,583 (r)
                                                                             ==========


                                                              SIGNIFICANT
                                                              ACQUISITIONS                          HISTORICAL,
                                                           -----------------                     1997 FINANCINGS
                                                                SULLIVAN         ACQUISITION     AND SIGNIFICANT
                                                            BROADCASTING(C)      ADJUSTMENTS      ACQUISITIONS
                                                           ----------------- ------------------ ----------------
REVENUES:
 Station broadcast revenues, net of agency commissions        $  120,124                           $ 715,086
 Revenues realized from station barter arrangements.......        17,650                              72,215
                                                              ----------                           ---------
   Total revenues ........................................       137,774                --           787,301
                                                              ----------                --         ---------
OPERATING EXPENSES:
 Program and production ..................................        17,301                             147,786
 Selling, general and administrative .....................        28,319        $   (9,401)(d)       166,160
 Expenses realized from barter arrangements ..............        16,999                              60,921
 Amortization of program contract costs and net realiz-
 able value adjustments ..................................        13,198                              87,008
 Amortization of deferred compensation ...................                                             1,636
 Depreciation and amortization of property and equip-
 ment ....................................................         9,464            (1,473)(e)        34,990
 Amortization of acquired intangible assets, non-
 compete, consult and other ..............................        32,756            17,098 (h)       141,187
                                                              ----------        ----------         ---------
   Total operating expenses ..............................       118,037             6,224           639,688
                                                              ----------        ----------         ---------
  Broadcast operating income (loss) ......................        19,737            (6,224)          147,613
                                                              ----------        ----------         ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense ......       (40,711)          (59,477)(m)      (195,634)
 Subsidiary trust minority interest expense ..............                                           (23,250)
 Interest income .........................................                            (280)(o)         1,894
 Other income ............................................            12                              17,497
                                                              ----------                           ---------
  Income (loss) before provision (benefit) for in-
   come taxes ............................................       (20,962)          (65,981)          (51,880)
PROVISION (BENEFIT) FOR INCOME TAXES .....................        (5,488)          (26,392)(p)        (4,339)
                                                              ----------        ----------         ---------
NET INCOME (LOSS) BEFORE EXTRAORDI-
 NARY ITEM ...............................................       (15,474)          (39,589)          (47,541)
EXTRAORDINARY ITEM .......................................                                            (6,139)
                                                                                                   ---------
NET INCOME (LOSS) ........................................    $  (15,474)       $  (39,589)        $ (53,680)
                                                              ==========        ==========         =========
NET INCOME (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS ............................................                                         $ (64,030)
                                                                                                   =========
BASIC EARNINGS PER SHARE:
 Income (loss) per share before extraordinary item........                                         $   (1.16)
                                                                                                   =========
 Net income (loss) per share .............................                                         $   (1.57)
                                                                                                   =========
 Average shares outstanding ..............................                                            40,866
                                                                                                   =========
DILUTED EARNINGS PER SHARE:
 Income (loss) per share before extraordinary item .......                                         $   (1.07)
                                                                                                   =========
 Net income (loss) per share .............................                                         $   (1.44)
                                                                                                   =========
 Average shares outstanding ..............................                                            44,337 (s)
                                                                                                   =========


                         SINCLAIR BROADCAST GROUP, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(a) The Heritage column reflects the results of operations for Heritage for the period from January 1, 1997 to December 31, 1997, less television and radio stations the Company has definitive agreements to sell. These dispositions include the Portland, Oregon and Rochester, New York radio stations and the Burlington, Vermont and Plattsburgh, New York television stations.

(b) The Max Media column reflects the results of operations for Max Media for the period from January 1, 1997 to December 31, 1997. Included within other income is a one time gain on station sales of approximately $8,500.

(c) The Sullivan Broadcasting column reflects the results of operations for Sullivan Broadcasting for the period from January 1, 1997 to December 31, 1997.

(d) To adjust operating expenses for corporate overhead (net of integration costs the Company anticipates incurring as a result of the Significant Acquisitions) which the Company does not expect to incur upon consummation of the Heritage Acquisition, Max Media Acquisition and the Sullivan Acquisition on a going-forward basis.


(e) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by Heritage, Max Media, and Sullivan from January 1, 1997 to December 31, 1997. Tangible assets are to be depreciated over lives ranging from three to 20 years, calculated as follows:

                                                                                               YEAR ENDED
                                                                                            DECEMBER 31, 1997
                                                                            ------------------------------------------------
                                                                             HERITAGE   MAX MEDIA    SULLIVAN       TOTAL
                                                                            ---------- ----------- ------------ ------------
   Depreciation expense on acquired tangible assets .......................  $  5,231   $  4,637     $  7,082     $  16,950
   Less: Depreciation expense recorded by Heritage, Max Media and Sullivan     (4,246)    (4,713)      (9,464)      (18,423)
                                                                             --------   --------     --------     ---------
   Pro forma adjustment ...................................................  $    985   $    (76)    $ (2,382)    $  (1,473)
                                                                             ========   ========     ========     =========


(f) To record amortization expense on other assets that relate to the HYTOPS Issuance for one year ($7,677 over 12 years).

   Amortization expense on other assets ..................    $  640
   Amortization expense recorded by the Company ..........      (507)
                                                              ------
   Pro Forma adjustment ..................................    $  133
                                                              ======


(g) To record amortization expense on other assets that relate to the July 1997 Debt Issuance for one year ($4,766 over 10 years).

   Amortization expense on other assets ..................    $  477
   Amortization expense recorded by the Company ..........      (228)
                                                              ------
   Pro Forma adjustment ..................................    $  249
                                                              ======


(h) To record amortization expense related to acquired intangible assets and deferred financing costs and eliminate amortization expense recorded by Heritage, Max Media and Sullivan from January 1, 1997 to December 31, 1997. Intangible assets are to be amortized over lives ranging from one to 40 years, calculated as follows:

                                                                                                YEAR ENDED
                                                                                            DECEMBER 31, 1997
                                                                            --------------------------------------------------
                                                                              HERITAGE    MAX MEDIA    SULLIVAN       TOTAL
                                                                            ------------ ----------- ------------ ------------
   Amortization expense on acquired intangible assets .....................  $  20,974    $ 12,357    $  39,634    $  72,965
   Less: Amortization expense recorded by Heritage, Max Media and Sullivan     (15,083)     (8,028)     (32,756)     (55,867)
                                                                             ---------    --------    ---------    ---------
   Pro forma adjustment ...................................................  $   5,891    $  4,329    $   6,878    $  17,098
                                                                             =========    ========    =========    =========

(i) To record the net interest expense reduction for the year ended December 31, 1997 related to the application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility under the Bank Credit Agreement offset by an increase in commitment fees for the available but unused portion of the revolving credit facility.

     Interest on adjusted borrowings on the revolving credit facility for the period from
      January 1, 1997 to March 5, 1997 ...................................................    $  2,865
     Commitment fee on available but unused borrowings of $250,000 for five months
      and $675,000 for seven months of revolving credit facility at 1/2 of 1%.............      (2,490)
     Commitment fee on available borrowings recorded by the Company ......................       1,477
                                                                                              --------
     Pro forma adjustment ................................................................    $  1,852
                                                                                              ========


(j) To record the net interest expense reduction related to the application of the net proceeds of the July 1997 Debt Issuance to repay borrowings under the Bank Credit Agreement for the period from January 1, 1997 to June 27, 1997 offset by an increase in interest expense for the July 1997 Debt Issuance ($200,000 at 9%) net of interest recorded by the Company.

(k) To record the interest expense reduction of $16,857 related to the application of the net proceeds of the 1997 Common Stock Issuance and the 1997 Preferred Stock Issuance to repay borrowings under the Bank Credit Agreement for the period from January 1, 1997 to September 17, 1997.

(l) To record adjustments related to the December 1997 Debt Issuance ($250,000 at 8.75%) and the Debt Repurchase as follows:


   Interest Adjustments:
      Interest on December Debt Issuance for one year ....................................    $ 21,875
      Interest recorded in the 1993 Notes ................................................      (9,646)
      Interest recorded on the December Debt Issuance ....................................        (911)
      Interest expense reduction related to the application of the net proceeds from the
       December Debt Issuance ............................................................      (9,688)
                                                                                              --------
                                                                                                 1,630
                                                                                              --------
   Amortization Adjustments:
      Amortization of deferred financing costs and debt discount .........................         678
      Amortization recorded by the Company ...............................................        (298)
                                                                                              --------
                                                                                                   380
                                                                                              --------
      Pro forma adjustment ...............................................................    $  2,010
                                                                                              ========



(m) To record interest expense for the year ended December 31, 1997 on acquisition financing relating to Heritage, Max Media and Sullivan of $401,500, $242,183 and $900,000 (under the Company's Bank Credit Agreement at 7.43%), and eliminate interest expense recorded.

                                                                                   YEAR ENDED
                                                                                DECEMBER 31, 1997
                                                                          -----------------------------
                                                                             HERITAGE       MAX MEDIA
                                                                          -------------- --------------
     Interest expense adjustment as noted above .........................   $  (28,956)    $  (17,288)
     Less: Interest expense recorded by Heritage, Max Media and Sullivan         5,940          6,078
                                                                            ----------     ----------
     Pro forma adjustment ...............................................   $  (23,016)    $  (11,210)
                                                                            ==========     ==========

                                                                                    YEAR ENDED
                                                                                DECEMBER 31, 1997
                                                                          ------------------------------
                                                                             SULLIVAN         TOTAL
                                                                          -------------- ---------------
     Interest expense adjustment as noted above .........................   $  (65,962)    $  (112,206)
     Less: Interest expense recorded by Heritage, Max Media and Sullivan        40,711          52,729
                                                                            ----------     -----------
     Pro forma adjustment ...............................................   $  (25,251)    $   (59,477)
                                                                            ==========     ===========

(n) To record subsidiary trust minority interest expense for the year ended December 31, 1997 ($200,000 aggregate liquidation value of HYTOPS at 11.625%).

     Subsidiary trust minority interest expense ........................    $  23,250
     Subsidiary trust minority interest expense recorded by the Company       (18,600)
                                                                            ---------
     Pro Forma adjustment ..............................................    $   4,650
                                                                            =========


(o) To eliminate interest income for the year ended December 31, 1997 on proceeds from the sale of the December Debt Issuance due to assumed utilization of excess cash for the Significant Acquisitions.

(p)        To record tax provision (benefit) at the applicable tax rates.

(q) To record an increase in the extraordinary loss, net of the tax effect related to the Debt Repurchase and the write-off of the deferred financing costs related to the 1993 Notes.

(r) Weighted average shares outstanding on a pro forma basis assumes that the 4,345,000 shares of Class A Common Stock issued in the 1997
           Common Stock Issuance were outstanding as of the beginning of the period.

(s) Weighted average shares outstanding on a pro forma basis assumes that 1,754,386 shares of Class A Common Stock issuable at the option of the Company pursuant to the Sullivan Acquisition Agreement (assuming an average closing price of $57 per share at time of issuance) were outstanding as of the beginning of the period.

                         INDEX TO FINANCIAL STATEMENTS


                                   CONTENTS


                                                                                            PAGE
                                                                                           -----
HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
Report of Independent Public Accountants ................................................   F-2
Consolidated Balance Sheets as of December 31, 1997 and 1996 ............................   F-3
Consolidated Statements of Operations for the Four Months Ended December 31, 1997, the
 Eight Months Ended August 31, 1997 and for the Year Ended December 31, 1996 ............   F-4
Consolidated Statements of Stockholders' Equity for the Four Months Ended December 31,
 1997, the Eight Months Ended August 31, 1997 and for the Year Ended December 31, 1996 ..   F-5
Consolidated Statements of Cash Flows for the Four Months Ended December 31, 1997, the
 Eight Months Ended August 31, 1997 and for the Year Ended December 31, 1996 ............   F-6
Notes to Consolidated Financial Statements ..............................................   F-7

MAX MEDIA PROPERTIES LLC
Independent Auditors' Report ............................................................   F-15
Consolidated Balance Sheets as of December 31, 1997 and 1996 ............................   F-16
Consolidated Statements of Operations for the Years Ended December 31, 1997 and 1996 ....   F-17
Consolidated Statements of Members' Capital for the Years Ended December 31, 1997 and
 1996 ...................................................................................   F-18
Consolidated Statements of Cash Flows for the Years Ended December 31, 1997 and 1996 ....   F-19
Notes to Consolidated Financial Statements ..............................................   F-20

SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
Report of Independent Accountants .......................................................   F-32
Consolidated Balance Sheet as of December 31, 1996 and 1997 .............................   F-33
Consolidated Statement of Operations for the Period from Inception (June 2, 1995) through
 December 31, 1995 and for the Years Ended December 31, 1996 and 1997 ...................   F-34
Consolidated Statement of Cash Flows for the Period from Inception (June 2, 1995) through
 December 31, 1995 and for the Years Ended December 31, 1996 and 1997 ...................   F-35
Consolidated Statement of Changes in Shareholders' Equity for the Period from Inception
 (June 2, 1995) through December 31, 1995 and for the Years Ended December 31, 1996
 and 1997 ...............................................................................   F-36
Notes to Consolidated Financial Statements ..............................................   F-37

SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES -- (FORMERLY
 ACT III BROADCASTING, INC. AS SUCCESSOR BY MERGER WITH A-3 ACQUISITION, INC.)
Report of Independent Accountants .......................................................   F-48
Consolidated Statement of Operations for the Year Ended December 31, 1995 ...............   F-49
Consolidated Statement of Cash Flows for the Year Ended December 31, 1995 ...............   F-50
Consolidated Statement of Changes in Shareholders' Deficit ..............................   F-51
Notes to Consolidated Financial Statements ..............................................   F-52

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

     We have audited the  accompanying  consolidated  balance sheets of Heritage
Media Services, Inc. -- Broadcasting Segment (the Company) as of December 31, 1997, and Heritage Media Services, Inc. - Broadcasting Segment (the Predecessor) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the Predecessor as of December 31, 1996, and the results of operations and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP

Baltimore, Maryland,
February 17, 1998

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)


                                                                                 COMPANY      PREDECESSOR
                                                                                   1997          1996
                                                                               -----------   ------------
                                    ASSETS
CURRENT ASSETS:
 Cash ......................................................................    $  2,520      $   2,151
 Accounts receivable, net of allowance for doubtful accounts of $1,450 and
   $1,348, respectively ....................................................      20,869         20,036
 Current portion of program contract costs .................................       1,704          1,006
 Prepaid expenses and other current assets .................................         998            138
 Deferred barter costs .....................................................         880          1,911
 Deferred tax asset ........................................................         279            215
                                                                                --------      ---------
   Total current assets ....................................................      27,250         25,457
 PROGRAM CONTRACT COSTS, less current portion ..............................       1,323          1,498
 PROPERTY, PLANT AND EQUIPMENT, net ........................................      45,840         30,005
 ACQUIRED INTANGIBLE BROADCASTING ASSETS, net ..............................     564,157        163,626
 OTHER ASSETS ..............................................................          19            821
                                                                                --------      ---------
   Total Assets ............................................................    $638,589      $ 221,407
                                                                                ========      =========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued expenses .....................................    $  5,876      $   5,399
 Deferred revenue ..........................................................         587            428
 Deferred barter revenue ...................................................         676          1,746
 Current portion of program contracts payable ..............................       2,194          2,079
                                                                                --------      ---------
   Total current liabilities ...............................................       9,333          9,652
PROGRAM CONTRACTS PAYABLE, less current portion ............................         857          1,165
DUE TO AFFILIATE ...........................................................          --        178,393
DEFERRED TAX LIABILITY .....................................................         609            563
OTHER LONG-TERM LIABILITIES ................................................         910            152
                                                                                --------      ---------
   Total Liabilities .......................................................      11,709        189,925
                                                                                --------      ---------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
 Common stock, $1.00 par value, 3,576,000 shares authorized, and 2,591,586
   shares issued and outstanding ...........................................       2,592          2,592
 Additional paid-in capital ................................................     630,333         66,174
 Accumulated deficit .......................................................      (6,045)       (37,284)
                                                                                --------      ---------
   Total Stockholders' Equity ..............................................     626,880         31,482
                                                                                --------      ---------
   Total Liabilities and Stockholders' Equity ..............................    $638,589      $ 221,407
                                                                                ========      =========


                 The accompanying notes are an integral part of
                       these consolidated balance sheets.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                       COMPANY            PREDECESSOR
                                                                   -------------- ---------------------------
                                                                     FOUR MONTHS   EIGHT MONTHS
                                                                        ENDED         ENDED       YEAR ENDED
                                                                    DECEMBER 31,    AUGUST 31,   DECEMBER 31,
                                                                        1997           1997          1996
                                                                   -------------- ------------- -------------
NET REVENUES:
 Station broadcasting revenues, net of agency commissions of
   $7,303, $10,820 and $16,727,respectively.......................    $ 36,906      $ 62,180      $  95,302
 Revenues realized from station barter arrangements ..............       2,029         3,610          4,292
                                                                      --------      --------      ---------
   Total net revenues ............................................      38,935        65,790         99,594
                                                                      --------      --------      ---------
OPERATING EXPENSES:
 Programming and production ......................................      13,437        22,515         20,089
 Selling, general and administrative .............................       8,569        15,477         31,916
 Expenses realized from station barter arrangements ..............       1,912         3,035          3,478
 Amortization of program contract costs and net realizable value
   adjustments ...................................................         870         1,879          3,165
 Depreciation of property and equipment ..........................       2,286         3,790          5,472
 Amortization of acquired intangible broadcasting assets and
   other assets ..................................................      12,867         7,127          8,460
                                                                      --------      --------      ---------
   Total operating expenses ......................................      39,941        53,823         72,580
                                                                      --------      --------      ---------
   Broadcast operating income (loss) .............................      (1,006)       11,967         27,014
                                                                      --------      --------      ---------
OTHER INCOME (EXPENSE):
 Interest expense ................................................      (2,026)       (6,499)       (17,949)
 Gain on sale of assets ..........................................          --         9,401          6,031
 Other expense, net ..............................................        (588)         (177)          (203)
                                                                      --------      --------      ---------
   Income (loss) before provision for income taxes ...............      (3,620)       14,692         14,893
PROVISION FOR INCOME TAXES .......................................      (2,425)       (7,605)        (7,853)
                                                                      --------      --------      ---------
   Net income (loss) .............................................    $ (6,045)     $  7,087      $   7,040
                                                                      ========      ========      =========


  The accompanying notes are an integral part of these consolidated statements.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                     COMMON STOCK         ADDITIONAL
                                                 ---------------------     PAID-IN      ACCUMULATED     STOCKHOLDER'S
                                                  SHARES      AMOUNT       CAPITAL        DEFICIT          EQUITY
                                                 --------   ----------   -----------   -------------   --------------
PREDECESSOR:
 BALANCE, December 31, 1995 ..................    2,592      $ 2,592      $ 14,368       $ (13,804)      $   3,156
   HMC capital contributions .................       --           --        43,024              --          43,024
   HMC noncash capital contributions .........       --           --         8,782              --           8,782
   Dividends to HMC ..........................       --           --            --         (30,520)        (30,520)
   Net income ................................       --           --            --           7,040           7,040
                                                  -----      -------      --------       ---------       ---------
 BALANCE, December 31, 1996 ..................    2,592        2,592        66,174         (37,284)         31,482
   HMC noncash capital contributions .........       --           --         7,109              --           7,109
   Net income ................................       --           --            --           7,087           7,087
                                                  -----      -------      --------       ---------       ---------
 BALANCE, August 31, 1997 ....................    2,592      $ 2,592      $ 73,283       $ (30,197)      $  45,678
                                                  =====      =======      ========       =========       =========
COMPANY:
   Impact of acquisition by News Corporation
    and related push down accounting .........    2,592      $ 2,592      $627,408              --       $ 630,000
   News Corporation noncash capital contribu-
    tions ....................................       --           --         2,925              --           2,925
   Net loss ..................................       --           --            --          (6,045)         (6,045)
                                                  -----      -------      --------       ---------       ---------
 BALANCE, December 31, 1997 ..................    2,592      $ 2,592      $630,333       $  (6,045)      $ 626,880
                                                  =====      =======      ========       =========       =========


 The accompanying notes are an integral part of these consolidated statements.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                           COMPANY            PREDECESSOR
                                                                       -------------- ---------------------------
                                                                         FOUR MONTHS   EIGHT MONTHS
                                                                            ENDED         ENDED       YEAR ENDED
                                                                        DECEMBER 31,    AUGUST 31,   DECEMBER 31,
                                                                            1997           1997          1996
                                                                       -------------- ------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ...................................................    $ (6,045)     $   7,087     $   7,040
 Adjustments to reconcile net income (loss) to net cash flows from operating activities-
   Depreciation of property and equipment ............................       2,286          3,790         5,472
   Amortization-
    Acquired intangible broadcasting assets and other assets .........      12,867          7,127         8,460
    Program contract costs and net realizable value adjustments .              870          1,879         3,165
   Gain on sale of assets ............................................          --         (9,401)       (6,031)
   Amortization of deferred compensation .............................          --             --           135
   Deferred tax provision (benefit) ..................................          40            (57)         (101)
 Changes in assets and liabilities, net of effects of acquisitions-
   (Increase) decrease in accounts receivable, net ...................      (1,329)           496        (1,681)
   Net effect of change in deferred barter revenue and deferred
    barter costs .....................................................       2,471         (2,507)          (53)
   Increase in other assets ..........................................        (108)        (1,309)         (147)
   Decrease (increase) in prepaid expenses and other current as-
    sets .............................................................         401         (1,261)          810
   (Decrease) increase in accounts payable and accrued expenses .           (1,036)         1,705        (3,486)
   Increase in deferred revenue ......................................          93             66           151
   Increase (decrease) in other liabilities ..........................         498            260           (44)
 Payments on program contracts payable ...............................        (941)        (1,882)       (2,565)
                                                                          --------      ---------     ---------
      Net cash flows from operating activities .......................      10,067          5,993        11,125
                                                                          --------      ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment ...............................        (317)        (4,118)       (6,938)
 Proceeds from sale of station .......................................          --             --        13,759
 Receipts (payments) from exchange of stations .......................          --         11,240        (9,384)
                                                                          --------      ---------     ---------
      Net cash flows from investing activities .......................        (317)         7,122        (2,563)
                                                                          --------      ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends to Parent .................................................          --             --       (30,520)
 Decrease in due to affiliates .......................................      (9,293)       (13,203)      (20,714)
 Capital contributions made by Parent ................................          --             --        43,024
                                                                          --------      ---------     ---------
      Net cash flows from financing activities .......................      (9,293)       (13,203)       (8,210)
                                                                          --------      ---------     ---------
NET INCREASE (DECREASE) IN CASH ......................................         457            (88)          352
CASH, beginning of period ............................................       2,063          2,151         1,799
                                                                          --------      ---------     ---------
CASH, end of period ..................................................    $  2,520      $   2,063     $   2,151
                                                                          ========      =========     =========
SUPPLEMENTAL DISCLOSURE:
 Program rights acquired .............................................    $  2,152      $     693     $   3,674
                                                                          ========      =========     =========


  The accompanying notes are an integral part of these consolidated statements.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

Heritage Media Services, Inc. ("HMSI") operates in two segments - Marketing Services and Broadcasting. The parent company of HMSI is Heritage Media Corporation ("HMC"). The accompanying consolidated financial statements include the accounts of the television and radio operations, which are collectively referred to hereafter as "the Company, the Companies or the Broadcasting Segment." The Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the Predecessor). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Broadcast Segment for $630 million in cash. The sale to SBG is expected to close during the first quarter of 1998.

Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the outstanding stock of HMC. Due to certain regulatory requirements, News Corporation has established a trust to hold all of the license and nonlicense assets of the Broadcasting Segment until the sale to SBG has closed. The acquisition of the Broadcasting Segment was accounted for utilizing push down accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $51.4 million and $578.6 million, based upon an independent appraisal.

As a result of the News Corporation acquisition, the accompanying December 31, 1997, balance sheet and related statements of operations and cash flows for the four-month period ended December 31, 1997, are presented on a new basis of accounting. The accompanying financial statements for the eight-month period ended August 31, 1997, and for the year ended December 31, 1996, are presented as "Predecessor" financial statements.

The Company owns and operates television and radio stations throughout the United States. Also included in the accompanying consolidated financial statements are the results of operations of WFGX-TV Channel 35 in Ft. Walton Beach, Florida, and WFFF in Burlington, Vermont, pursuant to a local marketing agreement (LMA).


Disclosure of Certain Significant Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectable trade receivables are maintained. At December 31, 1997 and 1996, no receivable from any customer exceeded 5% of stockholders' equity, and no customer accounted for more than 10% of net revenues in 1997 and 1996.


Acquired Intangible Broadcasting Assets

Acquired intangible broadcasting assets are being amortized over periods of four to 40 years. These amounts result from the acquisition of certain television and radio station license and nonlicense assets. The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

Intangible assets consist of the following as of December 31, 1997 and 1996 (in thousands):


                                              AMORTIZATION     COMPANY    PREDECESSOR
                                                 PERIOD          1997        1996
                                            ---------------- ----------- ------------

   Goodwill ...............................    40 years       $ 298,466   $  63,979
   FCC licenses ........................... 15 -- 25 years      275,391     147,040
   Other ..................................  4 - 25 years           912       1,319
                                                              ---------   ---------
                                                                574,769     212,338

   Less: Accumulated amortization .........                     (10,612)    (48,712)
                                                              ---------   ---------

                                                              $ 564,157   $ 163,626
                                                              =========   =========


Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 1997 and 1996, are summarized as follows (in thousands):


                                                                COMPANY      PREDECESSOR
                                               USEFUL LIFE        1997          1996
                                              -------------   -----------   ------------

   Land ...................................        --          $  3,101      $   2,685
   Broadcasting equipment .................    5-25 years        35,548         41,268
   Buildings and improvements .............   12-30 years        10,417          7,369
   Other equipment ........................    4-8 years          2,350          9,904
                                                               --------      ---------
                                                                 51,416         61,226
   Less: Accumulated depreciation .........                      (5,576)       (31,221)
                                                               --------      ---------
                                                               $ 45,840      $  30,005
                                                               ========      =========


Programming

The Company has agreements with distributors for the rights to television programming over contract periods which generally run from one to seven years. Contract payments are made in installments over terms that are generally shorter than the contract period. Each contract is recorded as an asset and a liability when the license period begins and the program is available for its first showing. The portion of the program contracts payable within one year is reflected as a current liability in the accompanying consolidated balance sheets.

The rights to program materials are reflected in the accompanying consolidated balance sheets at the lower of unamortized cost or estimated net realizable value. Estimated net realizable values are based upon management's expectation of future advertising revenues, net of sales commissions to be generated by the program material. Amortization of program contract costs is charged to operations by the straight-line method over the contract period or based on usage, whichever yields the greater amortization for each program. Program contract costs estimated by management to be amortized in the succeeding year are classified as current assets. Payments of program contract liabilities are typically paid on a scheduled basis and are not affected by adjustments for amortization or estimated net realizable value.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

Barter Transactions

Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Network programming is excluded from these calculations.

The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.


Other Assets

Debt issuance costs are amortized to interest expense using the effective interest method over the period of the related debt agreement.


Revenues

Broadcast revenues are derived primarily from local, regional and national advertising and network compensation. Advertising revenues are recognized upon the airing of commercials, while network revenues are recognized monthly as earned. Revenues are presented net of advertising agency and national sales representative commissions.


Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" on January 1, 1996. These statements require that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Initial adoption of these statements, as of January 1, 1996, did not have a material impact on the Company's financial position or results of operations.


Local Marketing Agreements

The Company generally enters into LMA's and similar arrangements with stations located in markets in which the Company already owns and operates a station, and in connection with acquisitions pending regulatory approval of transfer of license assets. Under the terms of these agreements, the Company makes specified periodic payments to the owner-operator in exchange for the grant to the Company of the right to program and sell advertising on a specified portion of the station's inventory of broadcast time. Nevertheless, as the holder of the Federal Communication Commission (FCC) license, the owner-operator retains full control and responsibility for the operation of the station, including control over all programming broadcast on the station.


Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

2. ACCRUED EXPENSES:

Accrued expenses consist of the following at December 31, 1997 and 1996, (in thousands):


                                              COMPANY     PREDECESSOR
                                                1997         1996
                                             ---------   ------------
   Commissions ...........................    $3,429        $1,449
   Payroll and employee benefits .........       702           960
   Other .................................     1,740         2,842
                                              ------        ------
                                              $5,871        $5,251
                                              ======        ======


3. DUE TO AFFILIATE:

The Predecessor had an arrangement with HMSI whereby HMSI would provide certain management and other services to the Predecessor. The services provided included consultation and direct management assistance with respect to operations and strategic planning. The Predecessor was allocated approximately $4.7 million and $2.0 million of corporate overhead expenses for these services for the eight months ended August 31, 1997, and for the year ended December 31, 1996, respectively.

In order to fund acquisitions and provide operating funds, HMSI entered into a Bank Credit Agreement. The debt was used to finance acquisitions and fund daily operations of the Predecessor and was recorded by the Predecessor as due to affiliate in the accompanying consolidated balance sheets as of December 31, 1996. HMSI allocated interest at a rate of approximately 10.0%, which approximated the average rate paid on the borrowings. Associated with the HMSI debt, the Predecessor was allocated approximately $0.6 million of deferred financing costs in 1996. The deferred financing costs were fully amortized in conjunction with the acquisition by News Corporation on September 1, 1997.


4. PROGRAM CONTRACTS PAYABLE:

Future payments required under program contracts payable as of December 31, 1997, are as follows (in thousands):

   1998 ...................................................    $  2,194
   1999 ...................................................         666
   2000 ...................................................         175
   2001 ...................................................          16
                                                               --------
                                                                  3,051
   Less: Current portion ..................................      (2,194)
                                                               --------
   Long-term portion of program contracts payable .........    $    857
                                                               ========


The Company has estimated the fair value of its program contract payables and noncancelable commitments at approximately $2.5 million and $0.4 million, respectively, at December 31, 1997 and $2.6 million and $0.4 million, respectively, at December 31, 1996, based on future cash flows discounted at the Company's current borrowing rate.


Broadcast Program Rights

The Company has entered into contracts for broadcast program rights that expire at various dates during the next four years. Contracts totaling approximately $0.5 million relate to programs which are not currently available for use and, therefore, are not reflected as assets or liabilities in the accompanying consolidated balance sheets at December 31, 1997 and 1996.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

5. INCOME TAXES:

The Parent files a consolidated federal tax return and separate state tax returns for each of its subsidiaries in certain filing jurisdictions. It is the Parent's policy to pay the federal income tax provision of the Company. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to the Parent is based on what the Company's current and deferred federal tax provision would have been had the Company filed a federal income tax return outside of its consolidated group. The Company is not required to reimburse the Parent for its federal tax provision. Accordingly, this amount is recorded as a capital contribution in the accompanying consolidated financial statements. No federal deferred tax assets or liabilities are recorded because those amounts are considered currently paid to or received by the Parent. The federal and state tax provision was calculated based on pretax income, plus or minus permanent book-to-tax differences, times the statutory tax rate of 40%. The Company had no alternative minimum tax credit carryforwards as of December 31, 1997 and 1996.

The provision (benefit) for income taxes consists of the following (in thousands):


                                               COMPANY                     PREDECESSOR
                                         ------------------- ---------------------------------------
                                          FOUR MONTHS ENDED   EIGHT MONTHS ENDED      YEAR ENDED
                                          DECEMBER 31, 1997     AUGUST 31, 1997    DECEMBER 31, 1996
                                         ------------------- -------------------- ------------------

  Current:
    Federal ............................        $2,241              $7,202              $7,477
    State ..............................           144                 460                 477
                                                ------              ------              ------
                                                 2,385               7,662               7,954
                                                ------              ------              ------
  Deferred:
    Federal ............................            --                  --                  --
    State ..............................            40                 (57)               (101)
                                                ------              ------              ------
                                                    40                 (57)               (101)
                                                ------              ------              ------
    Provision for income taxes .........        $2,425              $7,605              $7,853
                                                ======              ======              ======


The following is a reconciliation of federal income taxes at the applicable statutory rate to the recorded provision (in thousands):


                                                         COMPANY                     PREDECESSOR
                                                   ------------------- ---------------------------------------
                                                    FOUR MONTHS ENDED   EIGHT MONTHS ENDED      YEAR ENDED
                                                    DECEMBER 31, 1997     AUGUST 31, 1997    DECEMBER 31, 1996
                                                   ------------------- -------------------- ------------------

  Statutory federal income taxes .................      $ (1,231)             $4,995              $5,064
  Adjustments:
    State income taxes, net of federal effect.....          (143)                582                 590
    Non-deductible goodwill amortization .........         3,789               1,725               1,659
    Non-deductible expense items .................            --                  20                  38
    Other ........................................            10                 283                 502
                                                        --------              ------              ------

  Provision for income taxes .....................      $  2,425              $7,605              $7,853
                                                        ========              ======              ======


The following table summarizes the state tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the years ended December 31, 1997 and 1996 (in thousands):

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)


                                    COMPANY    PREDECESSOR
                                     1997          1996
                                   --------   -------------
   Deferred Tax Assets:
     Bad debt reserve ..........     $ 87          $ 80
     Accruals ..................      172           135
     Other intangibles .........       20            --
                                     ----          ----
                                     $279          $215
                                     ====          ====
   Deferred Tax Liability:
     Depreciation ..............     $609          $563
                                     ====          ====


6. EMPLOYEE BENEFIT PLAN:

Company employees were covered by HMC's Retirement Savings Plan (the Plan) through December 31, 1997, whereby participants contributed portions of their annual compensation to the Plan and certain contributions were made at the discretion of the Company based on criteria set forth in the Plan Agreement. Participants are generally 100% vested in Company contributions after five years of employment with the Company. Company expenses under the Plan were not material for the year ended December 31, 1997.


7. RELATED PARTY TRANSACTIONS:

The Company received certain advances from HMC during the eight months ended August 31, 1997, which were evidenced by a subordination agreement. All advances from HMC were repaid on August 31, 1997.


8. CONTINGENCIES AND OTHER COMMITMENTS:

Leases and Contracts

The Company and its subsidiaries lease certain real property and transportation and other equipment under noncancelable operating leases expiring at various dates through 2010. The Company also has long-term contractual obligations with two major broadcast ratings firms that provide monthly ratings services and guaranteed store contracts. Rent expense under these leases for the four months ended December 31, 1997, the eight months ended August 31, 1997, and the year ended December 31, 1996, was approximately $.6 million, $.9 million and $1.6 million, respectively.

Future minimum payments under the leases are as follows (in thousands):



   1998 ........................    $  997
   1999 ........................       950
   2000 ........................       921
   2001 ........................       901
   2002 ........................       920
   2003 and thereafter .........     2,428
                                    ------
                                    $7,117
                                    ======


Litigation

Lawsuits and claims are filed against the Company from time to time in the ordinary course of business which are generally incidental to its business. Management of the Company does not believe the resolution of such matters will have a significant effect on its liquidity, financial position or results of operations.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

9. ACQUISITIONS AND EXCHANGES:

On January 7, 1997, the Company acquired all of the license and nonlicense assets of radio station WHRR (FM), serving the Rochester, New York, market for approximately $2.0 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $.1 million and $1.9 million, respectively.

On January 20, 1997, the Company entered into a like-kind exchange with Journal Broadcast Group ("JBG") whereby the Company transferred radio stations WMYU (FM) and WWST (FM) in exchange for radio station KQRC (FM). The assets exchanged were used in the same line of business, no monetary consideration was received and the fair value of the assets exchanged were greater than their carrying cost and, as such, no gain was recognized in the accompanying statement of operations.

On January 24, 1997, the Company acquired all of the license and nonlicense assets of radio stations KXTR (FM) and KCAZ (FM), serving the Kansas City, Missouri, market for approximately $10.5 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $.9 million and $9.6 million, respectively.

On February 17, 1997, the Company entered into a like-kind exchange with Susquehanna Radio Corporation ("SRC") whereby the Company transferred radio station WVAE (FM) to SRC and received radio stations WGH (AM), WGH (FM) and WVCL
(FM), along with $5.0 million in cash. In connection with the exchange, a gain of approximately $4.6 million was recorded in the accompanying statement of operations.

On April 11, 1997, the Company entered into a like-kind exchange with American Radio System Corporation ("ARSC") whereby the Company transferred radio stations KCIN (FM) and KRPM (AM) to ARSC and received radio stations WRNO (FM), WEZB (FM) and WBYU (AM), along with approximately $6.2 million in cash. In connection with the exchange, a gain of approximately $4.8 million was recorded in the accompanying statement of operations.


10. FINANCIAL INFORMATION BY SEGMENT:

In June 1997, the Financial Accounting Standards Board (FASB) released SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial statements. SFAS 131 supercedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise" and is effective for financial statements for periods beginning after December 15, 1997.

The  Company  operates  in  two  principal   business   segments  --  television
broadcasting and radio broadcasting. At December 31, 1997 and 1996, the television segment included five television stations for which the Company is the licensee and two stations which are operated under a local marketing agreement. These seven stations operate in seven different markets in the continental United States.

The radio group currently operates 23 radio stations in seven of the top 50 largest markets by population. The holdings include at least three stations (and two FM stations) in every market.

              HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)


                                                           COMPANY               PREDECESSOR
                                                       --------------   -----------------------------
                                                         FOUR MONTHS     EIGHT MONTHS
                                                            ENDED           ENDED         YEAR ENDED
                                                        DECEMBER 31,      AUGUST 31,     DECEMBER 31,
                                                            1997             1997            1996
                                                       --------------   -------------   -------------
TELEVISION
 Total revenues ....................................      $ 16,213         $ 28,360        $ 46,316
 Station operating expenses ........................         8,265           14,862          19,365
 Depreciation and program amortization .............         2,101            4,402           6,707
 Amortization of goodwill and other assets .........         5,769            4,136           4,910
                                                          --------         --------        --------
 Station broadcast operating income ................      $     78         $  4,960        $ 15,334
                                                          ========         ========        ========
 Total assets ......................................      $313,235         $134,071        $ 83,479
                                                          ========         ========        ========
 Capital expenditures ..............................      $     --         $  3,265        $  5,791
                                                          ========         ========        ========
RADIO
 Total revenues ....................................      $ 22,722         $ 37,430        $ 53,278
 Station operating expenses ........................        15,653           26,165          36,118
 Depreciation ......................................         1,055            1,267           1,930
 Amortization of goodwill and other assets .........         7,098            2,991           3,550
                                                          --------         --------        --------
 Station broadcast operating income ................      $ (1,084)        $  7,007        $ 11,680
                                                          ========         ========        ========
 Total assets ......................................      $329,169         $ 93,201        $137,928
                                                          ========         ========        ========
 Capital expenditures ..............................      $    317         $    853        $  1,147
                                                          ========         ========        ========
CONSOLIDATED
 Total revenues ....................................      $ 38,935         $ 65,790        $ 99,594
 Station operating expenses ........................        23,918           41,027          55,483
 Depreciation and program amortization .............         3,156            5,669           8,637
 Amortization of goodwill and other assets .........        12,867            7,127           8,460
                                                          --------         --------        --------
 Station broadcast operating income ................      $ (1,006)        $ 11,967        $ 27,014
                                                          ========         ========        ========
 Total assets ......................................      $642,404         $227,272        $221,407
                                                          ========         ========        ========
 Capital expenditures ..............................      $    317         $  4,118        $  6,938
                                                          ========         ========        ========


11. SUBSEQUENT EVENTS:

In January 1998, the Company closed on the sale to SBG of television stations serving the Charleston/ Huntington market, the Mobile/Pensacola market and the Oklahoma City market for an aggregate purchase price of $215 million.

                         INDEPENDENT AUDITORS' REPORT


The Board of Managers and Members
Max Media Properties LLC:

     We have audited the accompanying consolidated balance sheets of Max Media Properties LLC and its limited partnerships as of December 31, 1997 and 1996 and the related consolidated statements of operations, members' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in note 3 to the consolidated financial statements, on December 2, 1997 the Company and its members entered into agreements that will result in the sale of all of the membership interests of the Company to an unrelated party.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Max Media Properties LLC and its limited partnerships as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                       /s/ KPMG Peat Marwick LLP

Norfolk, Virginia
February 18, 1998

                            MAX MEDIA PROPERTIES LLC
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                          1997               1996
                                                                    ----------------   ----------------
                         ASSETS (NOTE 9)
CURRENT ASSETS:
 Cash and cash equivalents ......................................    $   1,789,194      $   1,175,542
 Restricted cash (note 4) .......................................          512,856                 --
 Accounts receivable, net (note 6) ..............................       11,484,849          9,655,084
 Program contract rights, current portion .......................        2,325,431          1,960,224
 Deferred charges, primarily barter agreements (note 5) .........          640,145            679,776
 Prepaid expenses and other current assets ......................          851,502            672,926
                                                                     -------------      -------------
   Total current assets .........................................       17,603,977         14,143,552
Property and equipment, net (note 7) ............................       25,709,048         18,412,542
Program contract rights, long-term portion ......................        2,182,349          2,506,632
Intangible assets, net (note 8) .................................       82,137,183         63,606,370
Due from related party (note 13) ................................        1,800,370          1,531,530
Notes receivable (note 14) ......................................          457,445            107,168
Deposits on pending acquisitions ................................               --          2,383,056
Other assets ....................................................           92,667            113,103
                                                                     -------------      -------------
                                                                     $ 129,983,039      $ 102,803,953
                                                                     =============      =============
                LIABILITIES AND MEMBERS' CAPITAL
CURRENT LIABILITIES:
 Current portion of long-term debt (note 9) .....................    $   4,751,520      $   3,064,076
 Program contract rights payable, current portion (note 14)              2,430,572          2,211,002
 Accounts payable ...............................................          717,748          1,406,923
 Accrued compensation and benefits (note 11) ....................        2,043,859            881,924
 Other accrued expenses .........................................          979,409          1,112,412
 Deferred revenue, primarily barter agreements (note 5) .........        1,026,238            866,365
                                                                     -------------      -------------
   Total current liabilities ....................................       11,949,346          9,542,702

Long-term debt, excluding current portion (note 9) ..............       68,927,774         56,172,774
Program contract rights payable, long-term portion (note 14)             1,736,102          2,042,981
                                                                     -------------      -------------
   Total liabilities ............................................       82,613,222         67,758,457
Members' capital (notes 2, 9 and 10):
 Class A -- 3,069,000 member units at December 31, 1997
   and 1996 .....................................................       21,346,430         21,346,430
 Class B -- 5,140,500 and 6,831,000 member units at De-
   cember 31, 1997 and 1996, respectively .......................        6,738,406         19,211,365
 Class C -- 3,421,931 and 100,000 member units at Decem-
   ber 31, 1997 and 1996, respectively ..........................       21,893,829            695,550
 Accumulated deficit ............................................       (2,608,848)        (6,207,849)
                                                                     -------------      -------------
   Total members' capital .......................................       47,369,817         35,045,496
                                                                     -------------      -------------
                                                                     $ 129,983,039      $ 102,803,953
                                                                     =============      =============
Commitments and contingencies (notes 9 and 14)


          See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                            1997               1996
                                                                      ---------------   -----------------
Gross revenues ....................................................    $ 64,281,296       $  50,298,698
Less agency commissions ...........................................       7,567,894           6,042,708
                                                                       ------------       -------------
   Net revenues ...................................................      56,713,402          44,255,990
                                                                       ------------       -------------
Operating expenses:
 General and administrative .......................................      11,812,056           9,393,933
 Sales ............................................................      11,443,544           8,040,303
 News .............................................................       2,845,499           1,922,426
 Programming and production:
   Program amortization ...........................................       5,545,904           4,881,056
   Operations .....................................................       4,768,127           4,727,219
 Promotions .......................................................       3,066,572           2,806,561
 Engineering ......................................................       3,223,911           2,255,699
 Depreciation and amortization of property and equipment ..........       4,713,124           3,120,049
 Amortization of intangible assets ................................       8,028,187           6,696,048
                                                                       ------------       -------------
   Total operating expenses .......................................      55,446,924          43,843,294
                                                                       ------------       -------------
Income from operations ............................................       1,266,478             412,696
                                                                       ------------       -------------
Other income (expenses):
 Interest expense .................................................      (6,078,296)         (4,139,088)
 Gain on station sales, net (note 4) ..............................       8,452,216                  --
 Other income, net ................................................         358,777              95,782
                                                                       ------------       -------------
   Total other income (expenses), net .............................       2,732,697          (4,043,306)
                                                                       ------------       -------------
 Income (loss) ....................................................    $  3,999,175       $  (3,630,610)
                                                                       ============       =============
Pro forma income data:
 Income (loss) ....................................................    $  3,999,175       $  (3,630,610)
 Pro forma income tax expense (benefit) (unaudited) (note 12) .....       1,559,678          (1,415,938)
                                                                       ------------       -------------
 Pro forma net income (loss) (unaudited) ..........................    $  2,439,497       $  (2,214,672)
                                                                       ============       =============


          See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC
                   CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                           MEMBERSHIP INTERESTS
                                             ------------------------------------------------    ACCUMULATED
                                                 CLASS A          CLASS B         CLASS C          DEFICIT
                                             --------------- ---------------- --------------- -----------------
Membership interests issued at formation
 (note 2) ..................................  $ 21,346,430    $   19,211,365   $    695,550     $          --
Member distributions .......................            --                --             --        (2,577,239)
Loss .......................................            --                --             --        (3,630,610)
                                              ------------    --------------   ------------     -------------
Balances at December 31, 1996 ..............  $ 21,346,430        19,211,365        695,550        (6,207,849)
                                              ------------    --------------   ------------     -------------
Cancellation of Class B member units (note
 10) .......................................            --       (12,472,959)            --                --
Issuance of Class C member units, net of
 transactions costs of $1,721 (note 10).....            --                --     21,198,279                --
Member distributions .......................            --                --             --          (400,174)
Income .....................................            --                --             --         3,999,175
                                              ------------    --------------   ------------     -------------
Balances at December 31, 1997 ..............  $ 21,346,430    $    6,738,406   $ 21,893,829     $  (2,608,848)
                                              ============    ==============   ============     =============


                                                  TOTAL             MEMBERSHIP UNITS
                                                 MEMBERS'    ------------------------------
                                                 CAPITAL         CLASS A        CLASS B        CLASS C        TOTAL
                                             --------------- -------------- --------------- ------------ ---------------
Membership interests issued at formation
 (note 2) ..................................  $  41,253,345   $ 3,069,000       6,831,000      100,000      10,000,000
Member distributions .......................     (2,577,239)           --              --           --              --
Loss .......................................     (3,630,610)           --              --           --              --
                                              -------------   -----------       ---------      -------      ----------
Balances at December 31, 1996 ..............     35,045,496     3,069,000       6,831,000      100,000      10,000,000
                                              -------------   -----------       ---------      -------      ----------
Cancellation of Class B member units (note
 10) .......................................    (12,472,959)           --      (1,690,500)          --      (1,690,500)
Issuance of Class C member units, net of
 transactions costs of $1,721 (note 10).....     21,198,279            --              --    3,321,931       3,321,931
Member distributions .......................       (400,174)           --              --           --              --
Income .....................................      3,999,175            --              --           --              --
                                              -------------   -----------      ----------    ---------      ----------
Balances at December 31, 1997 ..............  $  47,369,817     3,069,000       5,140,500    3,421,931      11,631,431
                                              =============   ===========      ==========    =========      ==========

          See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                                 1997              1996
                                                                                           ---------------- -----------------
Cash flows from operating activities:
 Income (loss) ...........................................................................  $   3,999,175     $  (3,630,610)
 Reconciliation of income (loss) to net cash provided by operating activities:
  Depreciation and amortization of property and equipment ................................      4,713,124         3,120,049
  Amortization of intangible assets ......................................................      8,028,187         6,696,048
  Amortization of program contract rights ................................................      2,475,600         2,683,563
  Barter program amortization ............................................................      3,070,304         2,197,493
  Barter program revenue .................................................................     (3,070,304)       (2,197,493)
  Gain on station sales, net .............................................................     (8,452,216)               --
  Loss on disposal of equipment ..........................................................         62,396            32,762
  Changes in assets and liabilities, net of effect of station acquisitions:
   Accounts receivable, net ..............................................................     (1,829,765)         (788,868)
   Deferred charges, primarily barter agreements .........................................        (14,896)         (257,504)
   Prepaid expenses and other current assets .............................................       (178,576)          (80,949)
   Accounts payable ......................................................................       (689,175)          651,095
   Accrued compensation and benefits .....................................................      1,161,935           210,192
   Other accrued expenses ................................................................       (133,003)          (94,621)
   Deferred revenue, primarily barter agreements .........................................        259,009           236,416
                                                                                            -------------     -------------
     Net cash provided by operating activities ...........................................      9,401,795         8,777,573
                                                                                            -------------     -------------
Cash flows from investing activities:
 Acquisition of stations, net of cash deposits ...........................................    (34,309,611)      (10,400,000)
 Deposits on pending acquisitions ........................................................             --        (2,383,056)
 Payments for program contract rights ....................................................     (2,376,966)       (1,944,977)
 Purchases of property and equipment .....................................................     (6,305,013)       (4,370,388)
 Payment of organizational and start-up costs ............................................       (613,552)         (931,829)
 Restricted cash deposited in escrow .....................................................       (512,856)               --
 Issuance of notes receivable ............................................................       (365,500)               --
 Proceeds from sale of stations, net .....................................................     12,564,111                --
 Proceeds from sale of property and equipment ............................................        510,000                --
 Other ...................................................................................       (124,629)         (158,787)
                                                                                            -------------     -------------
     Net cash used in investing activities ...............................................    (31,534,016)      (20,189,037)
                                                                                            -------------     -------------
Cash flows from financing activities:
 Proceeds from issuance of long-term debt ................................................  $  39,100,000     $  22,000,000
 Proceeds from issuance of Class C member units, net of expenses .........................     21,198,279                --
 Payment to cancel Class B member units ..................................................    (11,200,000)               --
 Repayment of long-term debt:
  Credit Facility ........................................................................    (25,150,000)       (7,425,000)
  Other ..................................................................................       (336,627)         (149,321)
 Payments of loan, financing and equity issuance costs ...................................       (465,605)         (882,408)
 Member distributions ....................................................................       (400,174)       (2,577,239)
 Cash contributed at inception (note 2) ..................................................             --         1,620,974
                                                                                            -------------     -------------
     Net cash provided by financing activities ...........................................     22,745,873        12,587,006
                                                                                            -------------     -------------
 Net increase in cash and cash equivalents ...............................................        613,652         1,175,542
 Cash and cash equivalents at beginning of year ..........................................      1,175,542                --
                                                                                            -------------     -------------
 Cash and cash equivalents at end of year ................................................  $   1,789,194     $   1,175,542
                                                                                            =============     =============
 Supplemental disclosure of cash flow information:
 Cash paid during the year for interest ..................................................  $   6,169,698     $   4,174,128
                                                                                            =============     =============
 Supplemental disclosure of noncash investing and financing activities:
 Noncash additions to program contract rights and program contract rights payable ........  $   1,778,868     $   1,390,596
                                                                                            =============     =============
 Noncash additions to long-term debt obligations (note 10) ...............................  $     817,811     $   1,064,758
                                                                                            =============     =============
 The Company  assumed  liabilities  in 1997 and 1996 in connection  with station acquisitions as more fully described in note 4.


          See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Operations and Basis of Presentation

Max Media Properties LLC, a Virginia limited liability company (the "Company"), owns and operates radio and television broadcasting stations. At December 31, 1997, the Company owned or operated under time brokerage agreements ("TBA"s) the following stations:


       RADIO MARKET          STATION           FORMAT           OWNERSHIP
-------------------------   ---------   --------------------   ----------
Norfolk, VA .............   WWDE-FM     Adult Contemporary     Owned

                            WNVZ-FM     Contemporary Hits      Owned

                            WFOG-FM     Adult Contemporary     Owned

                            WPTE-FM     Alternative Rock       Owned

Greensboro, NC ..........   WMQX-FM     Oldies                 Owned

                            WJMH-FM     Urban                  Owned

                            WQMG-AM     Religious              Owned

                            WQMG-FM     Urban                  Owned


  TELEVISION MARKET     STATION     AFFILIATION     OWNERSHIP
--------------------   ---------   -------------   ----------
Dayton, OH             WKEF-TV     NBC             Owned

Syracuse, NY           WSYT-TV     Fox             Owned

                       WNYS-TV     UPN             TBA

Cape Girardeau, MO     KBSI-TV     Fox             Owned

Paducah, KY            WDKA-TV     UPN             TBA

Tri-Cities, TN         WEMT-TV     Fox             Owned

Charleston, SC         WMMP-TV     UPN             Owned

Tyler, TX              KETK-TV     NBC             Owned

Nacogdoches, TX        KLSB-TV     NBC             TBA

At December 31, 1996, the Company owned and operated KKLZ-FM, Las Vegas, Nevada, which was sold in January 1997 (note 4).


(b) Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and seven limited partnerships. All significant intercompany balances and transactions have been eliminated in consolidation.


(c) Advertising Revenue Recognition

The Company recognizes revenue on the sale of advertising air time when the related advertising is broadcast.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)


(d) Cash and Cash Equivalents

Cash equivalents consist of overnight repurchase agreements and certificates of deposit with an initial term of less than three months.


(e) Program Contract Rights

The Company has entered into agreements with program distributors granting it the right to broadcast programs over contract periods which generally run from one to seven years. The total cost of each contract is recorded as an asset and liability when the license period begins and the program is available for its first showing. The Company amortizes program contract rights using the straight-line method based on program usage. Program contract rights are stated at the lower of unamortized cost or net realizable value as estimated periodically by management. Contract payments are generally made in installments over a term somewhat shorter than the contract period.

Program contract rights expected to be amortized in the succeeding year and program contract rights payable due within one year are classified as current assets and current liabilities, respectively.


(f) Barter Agreements

Certain program contract rights provide for the exchange of advertising air time in lieu of cash payments for the programming. As the program is aired, equal amounts of revenue and program amortization expense are recorded, at estimated fair market value, in results of operations.

In addition, the Company provides advertising air time to certain customers in exchange for equipment, merchandise or services. The estimated fair value of the equipment, merchandise or services to be received is recorded as an asset and the corresponding obligation to broadcast advertising is recorded as deferred revenue. Property and equipment acquired through barter agreements are depreciated over their estimated useful lives. Services and other assets are charged to expense as they are used or consumed. Deferred revenue is recognized in operations as the related advertising is broadcast.


(g) Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term and the estimated useful lives of the assets.


(h) Intangible Assets

Intangible assets include Federal Communications Commission ("FCC") licenses, advertiser base, network affiliation agreements, goodwill and favorable contractual agreements resulting from acquisitions. These assets are recorded at their fair value as of the date of acquisition as determined by independent appraisals and are amortized using the straight-line method over their estimated useful lives. Intangible assets also include loan costs which are recorded at cost and amortized using the straight-line method over the term of the credit facility.


(i) Income Taxes

The Company operates as a partnership for income tax purposes. As a result, the Company is generally not subject to federal and state income taxes. Such income taxes are the obligation of the members of the Company. The Company distributes to its members amounts sufficient to pay income and franchise taxes on the income of the Company allocated to these members.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)


(j) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(k) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company reviews long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


(l) Value Appreciation Rights

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its value appreciation rights, as opposed to the fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FASB 123"). There is no difference in the accounting for value appreciation rights under APB 25 or FASB 123. The required accounting is to treat the future compensation (value above awarded rights) as a liability. The liability is measured each period based on the current valuation, as required under FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans."


(m) Reclassifications

Certain reclassifications have been made in the 1996 financial statements to conform with the 1997 financial statement presentation.


(n) Time Brokerage Agreements

The Company operates certain stations pursuant to TBAs under which the Company purchases from the broadcast station licensee substantially all of the broadcast time on the station and provides programming to and sells advertising on the station during the purchased time. The Company receives all the revenue derived from the advertising sold during the purchased time, pays substantially all operating expenses of the station and performs other functions. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. Net revenues of $3,888,339 and $2,739,168 and operating losses of $260,238 and $691,698 resulting from stations operated under TBAs during 1997 and 1996, respectively, are included in the accompanying consolidated financial statements.


2. FORMATION OF THE COMPANY

Effective January 1, 1996, Max Television Company ("Max TV"), Max Radio Inc. ("Max Radio") and MTR Holding Corp. ("MTR") each contributed substantially all their assets to the Company and the Company assumed all their liabilities, including, all liabilities under program license agreements, barter agreements, operating leases and bank loans. In exchange, the Company issued 6,831,000 Class B member units to Max TV, 3,069,000 Class A member units to Max Radio and 100,000 Class C member units to MTR.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)


The assets contributed and liabilities assumed are as follows:


                                                                    MAX
                                                 MAX TV            RADIO             MTR            TOTAL
                                            ---------------   ---------------   ------------   --------------
Cash ....................................    $    263,351      $    662,073      $ 695,550      $  1,620,974
Accounts receivable .....................       5,943,235         2,672,543             --         8,615,778
Deferred charges ........................         260,350           157,355             --           417,705
Program contract rights .................       5,759,823                --             --         5,759,823
Property and equipment ..................      10,099,872         4,373,153             --        14,473,025
Intangible assets .......................      38,112,329        21,612,173             --        59,724,502
Other assets ............................       2,061,532           310,800             --         2,372,332
                                             ------------      ------------      ---------      ------------
 Total assets contributed ...............      62,500,492        29,788,097        695,550        92,984,139
                                             ------------      ------------      ---------      ------------
Long-term debt ..........................      36,062,933         7,683,480             --        43,746,413
Program contract rights payable .........       4,808,160                --             --         4,808,160
Accounts payable ........................         572,265            95,507             --           667,772
Deferred revenue ........................         436,746           192,939             --           629,685
Other liabilities .......................       1,409,023           469,741             --         1,878,764
                                             ------------      ------------      ---------      ------------
 Total liabilities assumed ..............      43,289,127         8,441,667             --        51,730,794
                                             ------------      ------------      ---------      ------------
 Net contribution .......................    $ 19,211,365      $ 21,346,430      $ 695,550      $ 41,253,345
                                             ============      ============      =========      ============


The Company and Max TV are under common control, therefore, in accordance with Accounting Principles Board Opinion No. 16 and the Securities and Exchange Commission's Staff Accounting Bulletin No. 97, the Company recorded the Max TV contribution at book value. The Company accounted for the Max Radio and MTR contributions as a purchase, therefore, their assets and liabilities were recorded at fair market value as of the date of inception.


3. SALE OF THE COMPANY

On December 2, 1997, the Class A member and one of the Class C members entered into agreements to sell all the issued and outstanding shares of each member to one buyer. Simultaneously, the Class B member and one of the other Class C members entered into agreements to sell their respective member units, equity interests in other members and limited partnership interests to this buyer. The Company is also a party to each of these purchase agreements. The aggregate purchase price is $255,000,000 plus the assumption of certain liabilities consisting primarily of program contract rights payable. A portion of this purchase price will be used to repay all long-term debt and make certain payments contingent on the closing of the transaction (note 14). Cash, accounts receivable, notes receivable and certain other immaterial assets are excluded from this transaction. The transaction is subject to certain regulatory approvals and is expected to close in the second quarter of 1998.


4. ACQUISITIONS AND DISPOSITIONS

(a) Acquisitions

On January 3, 1997, the Company completed the acquisition of WMMP-TV, Charleston, South Carolina for approximately $3.4 million plus the assumption of approximately $612,000 of liabilities and paid $850,000 for a three-year agreement not to compete. In May 1996, the Company entered into a TBA with the seller to operate the station pending closing of the acquisition. On the commencement date of the TBA, the Company assumed certain obligations of the seller and the seller assigned all accounts receivable to the Company. During 1996, the Company made payments under the TBA to the seller of $200,000 which were applied against the purchase price. In conjunction with this acquisition, the TBA was terminated.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

On January 31, 1997, the Company completed the acquisition of WFOG AM/FM and WPTE-FM, Norfolk, Virginia for approximately $15.2 million. In July 1996, the Company entered into a TBA with the seller to operate the stations pending closing of the acquisition. During 1997 and 1996, the Company made payments under the TBA to the seller of $75,000 and $375,000, respectively, which have been included in operating expenses in the accompanying consolidated financial statements. In conjunction with this acquisition, the TBA was terminated.

On March 14, 1997, the Company acquired the assets of KETK-TV, Tyler, Texas and substantially all the assets of KLSB-TV, Nacogdoches, Texas (other than FCC licenses and certain related assets) for approximately $16.9 million plus the assumption of certain immaterial liabilities. Simultaneously, the Company entered into a 10-year TBA to operate KLSB-TV.

On June 5, 1997, the Company commenced commercial broadcast operations of WDKA-TV, Paducah, Kentucky. The Company invested approximately $2.0 million for the construction of studio, transmission and office facilities. The Company had previously entered into a 10-year TBA to build and operate this station.

On July 1, 1996, the Company acquired certain assets of WNYS-TV, Syracuse, New York, for $3,650,000 and paid $100,000 for a one-year agreement not to compete. Simultaneously, the Company entered into a 10-year TBA to operate the station. Additionally, the Company invested approximately $1.6 million for the construction of a new studio, transmission and office facilities.

On August 26, 1996, the Company acquired the assets of WQMG AM/FM, Greensboro, North Carolina, for approximately $6,650,000 cash and entered into a three-year agreement not to compete for $214,758.

Each of these acquisitions was accounted for by the Company as a purchase. The results of operations of the acquired stations are included in the accompanying consolidated financial statements at the earlier of the commencement of the TBA or the date of acquisition.

The following is a summary of the assets acquired, liabilities assumed and consideration given for the above-stated acquisitions:


                                                                         1997              1996
                                                                   ---------------   ---------------
Accounts receivable ............................................    $         --      $    250,444
Deferred charges, primarily barter agreements ..................         225,177                --
Program contract rights ........................................         737,652            13,850
Property and equipment .........................................       7,023,608         1,646,991
FCC licenses ...................................................      20,105,728         3,353,000
Goodwill .......................................................         249,553           229,857
Other intangible assets ........................................       9,119,698         5,197,801
                                                                    ------------      ------------
 Total assets acquired .........................................      37,461,416        10,691,943
                                                                    ------------      ------------
Less:
Seller financing ...............................................              --           214,758
Deferred revenue assumed, primarily barter agreements ..........         225,177                --
Program contract rights payable assumed ........................         510,858            13,850
Other liabilities assumed ......................................          32,714           385,346
                                                                    ------------      ------------
Cash paid for acquisitions .....................................    $ 36,692,667      $ 10,077,989
                                                                    ============      ============

The Company allocated the aggregate consideration to the tangible and intangible assets based on their respective fair values. Goodwill was recorded as the excess of the purchase price over the assets acquired.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

The following unaudited pro forma summary combines the results of operations of the Company and the acquired stations as if the acquisitions occurred at the beginning of 1996, after giving effect to certain adjustments, including the depreciation and amortization of assets based on their fair values and increased interest expense resulting from the additional borrowings to finance the acquisitions. The unaudited pro forma information does not purport to represent what the results of operations of the Company would have been if such acquisitions had in fact occurred on such date or to project the Company's results of operations as of any future date or for any future period.


                                                                       PRO FORMA
                                                                YEARS ENDED DECEMBER 31
                                                          -----------------------------------
                                                                1997               1996
                                                          ---------------   -----------------
                                                                      (UNAUDITED)
  Net revenues ........................................    $ 58,274,280       $  55,991,292
                                                           ============       =============
  Income (loss) from operations .......................    $  2,290,632       $  (1,125,087)
                                                           ============       =============
  Income (loss) before pro forma income taxes .........    $  4,945,258       $  (6,711,206)
                                                           ============       =============


(b) Dispositions

On January 28, 1997, the Company sold the assets of KKLZ-FM, Las Vegas, Nevada for approximately $12.5 million, net of commissions and other selling expenses, including a two-year agreement not to compete, which resulted in a gain of approximately $8.5 million. The Company agreed to indemnify and hold harmless the purchaser from certain losses, liabilities, damages, costs and expenses. The Company placed $500,000 in escrow for a period of one year to serve as security for the performance of the Company's indemnification obligations. The escrow fund is included in restricted cash in the accompanying consolidated financial statements. The station had net revenues of $144,361 and operating losses of $94,665 in 1997 and net revenues of $3,207,168 and operating income of $8,361 in 1996, which are included in the accompanying consolidated financial statements.

On August 12, 1997, the Company sold the assets of WFOG-AM, Norfolk, Virginia for approximately $107,000, net of selling expenses.

These sales resulted in the disposition of FCC licenses and other intangible assets, net of accumulated amortization, aggregating $3,451,837 as of the date of the disposition.


5. BARTER AGREEMENTS

The Company's liability to broadcast commercial spots in fulfillment of barter contracts is recorded as deferred revenue. Future amounts to be recognized on receipt of assets, goods or services on barter agreements are recorded as deferred charges.

Barter agreements (excluding barter program agreements of $3,070,304 and $2,197,493 in 1997 and 1996, respectively) resulted in $2,291,420 and $1,647,754 in net barter revenue, $2,333,436 and $1,635,875 in operating expenses for merchandise and services received and $193,409 and $23,000 in property and equipment additions during 1997 and 1996, respectively.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

6. ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE

Activity in the allowance for doubtful accounts receivable was as follows in 1997 and 1996:


                                            1997           1996
                                        ------------   ------------
Balance, beginning of year ..........    $ 518,512      $ 421,924
Amounts charged to expense ..........      526,487        323,257
Deductions ..........................      456,957        398,389
Acquisitions ........................           --        171,720
                                         ---------      ---------
Balance, end of year ................    $ 588,042      $ 518,512
                                         =========      =========

7. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1997 and 1996:


                                     USEFUL
                                      LIVES
                                                            (IN YEARS)          1997              1996
                                                           ------------   ---------------   ---------------
Land ...................................................                   $    895,875      $    614,807
Buildings and real estate improvements .................      15-39           5,973,366         3,279,959
Broadcasting equipment, furniture and fixtures .........        3-7          27,745,616        17,678,119
Vehicles ...............................................          3             921,109           563,066
Leasehold improvements .................................       2-15             506,999           865,266
Construction in progress ...............................                         26,595         1,577,495
                                                                           ------------      ------------
                                                                             36,069,560        24,578,712
Less accumulated depreciation and amortization .........                     10,360,512         6,166,170
                                                                           ------------      ------------
                                                                           $ 25,709,048      $ 18,412,542
                                                                           ============      ============

8. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 1997 and 1996:


                                                               PERIOD OF
                                                              AMORTIZATION
                                                               (IN YEARS)          1997              1996
                                                             -------------   ---------------   ---------------
FCC licenses .............................................       10-15        $ 47,910,031      $ 31,478,717
Advertiser base ..........................................          15          15,223,747        15,968,506
Network affiliation agreements ...........................          15          19,082,142        12,335,307
Time brokerage agreement .................................          10           3,650,000         3,650,000
Loan costs ...............................................           8           3,385,234         3,374,776
Other intangibles including organizational costs .........        1-15           7,398,324         4,619,611
                                                                              ------------      ------------
                                                                                96,649,478        71,426,917
Less accumulated amortization ............................                      14,512,295         7,820,547
                                                                              ------------      ------------
                                                                              $ 82,137,183      $ 63,606,370
                                                                              ============      ============

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

9. LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1997 and 1996:


                                                            1997              1996
                                                      ---------------   ---------------
Credit Facility:
 Term A facility ..................................    $ 32,610,000      $ 36,000,000
 Term B facility ..................................      10,640,000                --
 Reducing revolving credit facility ...............      28,700,000        22,000,000
Other .............................................       1,729,294         1,236,850
                                                       ------------      ------------
 Total long-term debt .............................      73,679,294        59,236,850
Less current portion ..............................       4,751,520         3,064,076
                                                       ------------      ------------
Long term debt, excluding current portion .........    $ 68,927,774      $ 56,172,774
                                                       ============      ============

In January 1996, the Company entered into a $50 million Credit Facility (the "Credit Facility") by amending and restating the Max TV credit facility to reflect the formation of the Company (note 2). The bank loan assumed from Max Radio was repaid in full with proceeds of borrowings under the Credit Facility. In August 1996, the Credit Facility was amended, among other things, to increase total availability to $100 million.

In February 1997, the Credit Facility was further amended, among other things, to create an $11.2 million term facility, reduce the availability under the reducing revolving credit facility by $11.2 million and allow the Company to make a distribution to Max TV in conjunction with the cancellation of Class B membership units (note 10). As amended, the Credit Facility consists of a $36 million term facility, an $11.2 million term facility, a $47.8 million reducing revolving credit facility and a $5 million non-reducing revolving credit facility. Amounts outstanding under the $11.2 million term facility are guaranteed by the Class B member.

The Credit Facility is secured by all of the member units and assets of the Company. Outstanding principal under the Credit Facility bears interest at a floating rate based in part on the Company achieving certain operating cash flow ratios. The weighted average interest rate on the Credit Facility was 8.16% and 7.95% in 1997 and 1996, respectively. The Company is obligated to pay a quarterly commitment fee on the average daily unused portion of the reducing and non-reducing revolving credit facilities at an annual rate of 0.375% to 0.50% depending on certain operating cash flow ratios and an annual agency fee of $30,000.

Amounts outstanding under the term loans must be repaid over an eight-year period in quarterly installments beginning in 1997 with final payment required no later than June 30, 2004. The maximum commitment under the reducing revolving credit facility reduces by 7.5% in 1998, 10% in 1999, 12.5% in 2000, 15% in 2001, 17.5% in 2002 and 32.5% thereafter with maturity on June 30, 2004. The non-reducing revolving credit facility must be paid in full by June 30, 2004. Generally, the Company is required to make principal prepayments with the net cash proceeds from asset sales and the issuance of additional equity and debt. The Company must also make annual prepayments of 50% of excess cash flow, as defined in the Credit Facility, after the Company achieves certain operating cash flow ratios.

The Credit Facility contains substantial restrictive covenants, including restrictions on the Company's ability to incur additional debt, acquire interests in other business entities, sell, mortgage, pledge or otherwise encumber any of its assets, make capital expenditures or make distributions to the members (other than distributions used to pay taxes attributable to the operations of the Company (note 1(i))), without the prior written consent of the lenders. In addition, the Company is required, among other things, to maintain certain operating ratios.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

To reduce the impact of changes in interest rates, the Company is required to maintain interest rate protection on a minimum of 50% of the aggregate amount outstanding under the Credit Facility. At December 31, 1997, the Company has two outstanding interest rate cap agreements which expire on September 30, 1999 and October 1, 1999 and which limit the rate of interest to 8.50% and 7.50%, respectively. The principal amounts related to these agreements aggregate $41,150,000 at December 31, 1997. Any net gain or loss from interest rate protection agreements is included in interest expense in the period incurred. The counterparties to these interest rate cap agreements are major financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. The Company, however, does not anticipate nonperformance by the other parties, and in the event of such nonperformance no material loss is expected.

Estimated aggregate maturities of the Credit Facility and other long-term debt after December 31, 1997 are as follows:


                                         CREDIT          OTHER
                                        FACILITY         DEBT           TOTAL
                                     -------------- -------------- --------------
       1998 ........................  $  4,440,000   $   311,520    $  4,751,520
       1999 ........................     5,440,000       337,210       5,777,210
       2000 ........................     6,800,000       280,681       7,080,681
       2001 ........................    11,880,000       737,468      12,617,468
       2002 ........................    16,085,000        30,007      16,115,007
       2003 and thereafter .........    27,305,000        32,408      27,337,408
                                      ------------   -----------    ------------
                                      $ 71,950,000   $ 1,729,294    $ 73,679,294
                                      ============   ===========    ============


10. MEMBERS' CAPITAL

The Company was organized under the Virginia Limited Liability Company Act (note
2) and the members are generally not liable for any debts or other obligations of the Company. Under the terms of its January 1, 1996 Operating Agreement, the Company will cease to exist on December 31, 2045 unless earlier terminated. The Company has three classes of member units. With the exception of the right to elect the Company's Board of Managers, all units are identical. Holders of a majority of the Class A and Class B member units each have the right to elect four of the eight members of the Company's Board of Managers. Holders of Class C member units are not entitled to vote for members of the Board. Net profits and losses are allocated in proportion to the members' respective percentage interests.

On February 14, 1997, the Operating Agreement was amended to admit additional members. The Company issued 3,321,931 Class C member units to the new members for net proceeds of approximately $21.2 million. On March 13, 1997, the Company paid $11.2 million and incurred transactions costs of approximately $455,000 and other long-term obligations of approximately $818,000 in connection with the cancellation of 1,690,500 Class B member units.


11. EMPLOYEE BENEFIT PLANS

(a) Benefit Plans

The Company has retirement savings and cafeteria plans pursuant to Sections 401(k) and 125 of the Internal Revenue Code, respectively, which cover substantially all of the Company's employees. The Company's discretionary contribution to the 401(k) plan is determined annually by the Company's Board of Managers. The Company did not contribute to the 401(k) plan for the years ended December

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

31, 1997 and 1996. Under the cafeteria plan, employees may elect to participate in health, dental, life, medical expense reimbursement and dependent care reimbursement benefit plans funded through employee payroll deductions.

(b) Value Appreciation Rights Plan

In 1996, the Company established a Value Appreciation Rights Plan (the "VAR Plan") to encourage the retention of key employees and the achievement of improved financial results. The award of value appreciation rights is at the discretion of the Company's Board of Managers. The VAR Plan provides for cash payments equal to appreciation in the value of the rights on retirement, death or disability of the VAR Plan participant or a change in ownership of the Company. At December 31, 1997 and 1996, 500,000 rights were authorized, and 500,000 and 155,000 rights were awarded as of December 31, 1997 and 1996, respectively. The Company incurred approximately $940,000 and $40,000 of expense with respect to the VAR Plan in 1997 and 1996, respectively. The amounts are included in accrued compensation and benefits in the accompanying balance sheets.

12. INCOME TAXES

The unaudited pro forma income tax expense (benefit) presented on the consolidated statements of operations represents the estimated taxes that would have been recorded had the Company been a C corporation for income tax purposes for each of the years presented. The pro forma income tax expense (benefit) is as follows:


                                           PRO FORMA (UNAUDITED)
                                     ----------------------------------
                                          1997               1996
                                     --------------   -----------------
         Federal .................    $ 1,359,719       $  (1,234,407)
         State ...................        199,959            (181,531)
                                      -----------       -------------
         Total pro forma .........    $ 1,559,678       $  (1,415,938)
                                      ===========       =============


A reconciliation of the statutory federal income tax rate and the pro forma effective rate is as follows:


                                                             1997      1996
                                                            ------   -------
         Statutory tax rate .............................     34%       34%
         Effect of state income taxes, net of federal tax
          benefit .......................................      5%        5%
                                                              --        --
         Pro forma effective tax rate ...................     39%       39%
                                                              ==        ==


13. RELATED PARTY TRANSACTIONS

At December 31, 1997 and 1996, the Company has a receivable of approximately $1,339,000 from an entity owned by certain shareholders of a member of the Company. The receivable is secured by all of the assets of the related entity, which consists primarily of an aircraft, bears interest at a floating rate equal to the rate under the Credit Facility (note 9) and is payable on demand, subject to certain limitations. No principal payments were made in 1997 or 1996. Accrued interest and other amounts owed to the Company from the related entity totaled approximately $462,000 and $193,000 at December 31, 1997 and 1996, respectively. During 1997 and 1996, the Company paid approximately $253,000 and $95,000, respectively, to the entity for use of the aircraft.

The Company leases office space from an entity owned by certain shareholders of a member of the Company. The lease has a 10-year term ending November 30, 2005 with three five-year renewal options. During 1997 and 1996, the Company paid approximately $77,000 and $68,000, respectively, under the lease.

                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

At December 31, 1997, the Company has employment agreements with two of its senior officers. These employment agreements require total annual payments of $396,000 through December 31, 1998.

The Company paid management fees of $300,000 in 1997 and 1996 to entities affiliated with entities which hold approximately 80% of the ownership interests of the Class A member and 100% of the ownership of one of the Class C members.


14. COMMITMENTS AND CONTINGENCIES

(a) Program Contract Rights

At December 31, 1997, the Company's liability for available program contract rights totals approximately $4.2 million. Additionally, the Company has commitments to pay approximately $5.0 million under program contract rights not yet available and approximately $1.0 million for sports broadcasting and news co-production agreements.

Future minimum payments by year for program contract rights payable, commitments for future program contract rights and other agreements are as follows:


                                             COMMITMENTS FOR
                        PROGRAM CONTRACT      FUTURE PROGRAM         OTHER
                         RIGHTS PAYABLE      CONTRACT RIGHTS      AGREEMENTS
                       ------------------   -----------------   --------------
1998 ...............       $ 2,430,572         $   364,360       $   364,800
1999 ...............         1,224,933           1,069,586           229,150
2000 ...............           411,648           1,221,594           229,150
2001 ...............            99,521             994,653           200,750
2002 ...............                --             648,825                --
Thereafter .........                --             725,408                --
                           -----------         -----------       -----------
                           $ 4,166,674         $ 5,024,426       $ 1,023,850
                           ===========         ===========       ===========

(b) Leases

The Company incurred total rental expense of $982,058 and $844,900 for the years ended December 31, 1997 and 1996, respectively, under operating leases for office space, land, vehicles and equipment (note 13). Future minimum annual payments under non-cancelable operating leases are as follows:


  1998 .......................    $ 1,079,709
  1999 .......................        980,341
  2000 .......................        877,395
  2001 .......................        852,697
  2002 .......................        789,516
  Thereafter .................      2,245,771
                                  -----------
                                  $ 6,825,429
                                  ===========


                            MAX MEDIA PROPERTIES LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1997 AND 1996 - (CONTINUED)

(c) Other Commitments

At December 31, 1997, future minimum payments under the Company's three TBAs, which expire between June 30, 2005 and March 13, 2007, are as follows:



  1998 .......................    $   301,750
  1999 .......................        301,750
  2000 .......................      1,122,192
  2001 .......................        679,375
  2002 .......................         95,000
  Thereafter .................        342,000
                                  -----------
                                  $ 2,842,067
                                  ===========


The Company is required to satisfy $880,000 of the minimum payments due in 2000 and $550,000 of the minimum payments due in 2001 as a condition to closing the transactions described in note 3.

In July 1997, the Company paid $25,000 for an option to purchase certain assets and the FCC licenses of WWBI-LPTV, Burlington, Vermont for $2 million. The option expires December 31, 1998, however, the Company may extend the option to June 30, 1999 for a one-time payment of $25,000. The sellers have issued to the Company non-interest bearing promissory notes in the aggregate amount of $359,000 that will be applied to the purchase price if the option is exercised.


In connection with the closing of the transactions discussed in note 3, the Company is committed to pay an aggregate of approximately $10 million under the VAR Plan, other incentive plans and for transaction costs.


(d) Year 2000 Conversion (unaudited)

The Company is currently evaluating its information systems to determine the scope of its year 2000 issues and has not fully developed a year 2000 transformation plan or determined the costs associated with implementing such a plan. Failure to achieve year 2000 compliance by the Company could adversely impact the Company's ability to conduct business for an extended period of time.


15. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following summarizes the estimated fair value of the Company's financial instruments at December 31, 1997:


(a) Long-term Debt

The carrying amount of long-term debt approximates fair value. Fair value is estimated by discounting the future cash flows under the debt at rates currently offered to the Company.


(b) Program Contract Rights Payable

The amount reflected in program contract rights payable at December 31, 1997 represents future payments to be made under program license agreements. The fair value of program contract rights payable is the present value of these future payments. At December 31, 1997, the present value of these future payments is approximately $3.7 million.


(c) Other

The carrying value of cash, accounts receivable, other receivables, accounts payable and accrued expenses approximate fair value because of the short maturity of these instruments. The fair value of the interest rate cap agreements (note 9) is insignificant.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Sullivan Broadcast Holdings, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows, and of changes in shareholders' equity present fairly, in all material respects, the financial position of Sullivan Broadcast Holdings, Inc. and its subsidiaries (the "Company") at December 31, 1996 and 1997, and the results of their operations and their cash flows for the period from inception (June 2, 1995) through December 31, 1995 and each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/Price Waterhouse LLP
Boston, Massachusetts


March 10, 1998

              SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                            (DOLLARS IN THOUSANDS)


                                                                                        DECEMBER 31,
                                                                                  -------------------------
                                                                                      1996          1997
                                                                                  -----------   -----------
                                      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ....................................................    $   6,469     $   3,840
 Accounts receivable, net of allowance for doubtful accounts of $1,297 and
   $1,325......................................................................       31,686        34,990
 Current portion of programming rights ........................................       23,360        22,850
 Current deferred tax asset ...................................................        4,535         4,310
 Prepaid expenses and other current assets ....................................          733           941
                                                                                   ---------     ---------
   Total current assets .......................................................       66,783        66,931
 Property and equipment, net ..................................................       44,454        39,723
 Programming rights, net of current portion ...................................       21,319        23,432
 Deferred financing costs, net of accumulated amortization of $1,238 and
   $2,120......................................................................       14,016        13,134
 Intangible assets, net .......................................................      590,972       567,096
                                                                                   ---------     ---------
   Total assets ...............................................................    $ 737,544     $ 710,316
                                                                                   =========     =========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current portion of senior debt ...............................................    $  18,583     $  23,562
 Interest payable .............................................................        4,362         3,882
 Accounts payable .............................................................        1,925         2,262
 Current portion of programming contracts payable .............................       24,281        24,944
 Income taxes payable .........................................................        2,865           195
 Accrued expenses .............................................................        3,771         4,367
                                                                                   ---------     ---------
   Total current liabilities ..................................................       55,787        59,212
Senior debt, net of current portion ...........................................      195,917       171,820
Borrowings under revolving lines of credit ....................................       56,500        59,500
Subordinated debt .............................................................      155,326       155,508
Interest payable ..............................................................        4,942        10,394
Programming contracts payable, net of current portion .........................       20,392        22,710
Deferred tax liability and other non-current liabilities ......................       84,124        82,132
                                                                                   ---------     ---------
   Total liabilities ..........................................................      572,988       561,276
                                                                                   ---------     ---------
15% Mandatorily redeemable cumulative preferred stock, non-voting $.001 par
 value; authorized 1,500,000 shares; 1,150,000 shares issued and outstanding ..      111,483       133,185
                                                                                   ---------     ---------
Commitments and contingencies (Note 11) .......................................           --            --
SHAREHOLDERS' EQUITY:
 Class B-1 common stock, $.001 par value; 5,000,000 shares authorized;
   1,204,077 and 1,201,577 shares issued and outstanding at December 31,
   1996 and 1997, respectively ................................................            1             1
 Class B-2 common stock; $.001 par value; 7,000,000 shares authorized;
   6,158,211 shares issued and outstanding at December 31, 1996 and 1997 ......            6             6
 Class C common stock; $.001 par value; 2,000,000 shares authorized; 896,229 and 853,854 shares issued and outstanding at December 31, 1996 and 1997,
   respectively ...............................................................            1             1
 Additional paid-in capital ...................................................       76,861        55,117
 Accumulated deficit ..........................................................      (23,796)      (39,270)
                                                                                   ---------     ---------
   Total shareholders' equity .................................................       53,073        15,855
                                                                                   ---------     ---------
   Total liabilities and shareholders' equity .................................    $ 737,544     $ 710,316
                                                                                   =========     =========



   The accompanying notes are an integral part of these financial statements.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
                             STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)


                                                          PERIOD FROM
                                                           INCEPTION
                                                         (JUNE 2, 1995)            YEAR ENDED
                                                            THROUGH               DECEMBER 31,
                                                          DECEMBER 31,    ----------------------------
                                                              1995             1996           1997
                                                        ---------------   -------------   ------------
Revenues (excluding barter) .........................      $      --        $ 129,711      $ 144,169
 Less: commissions ..................................             --           21,997         24,045
                                                           ---------        ---------      ---------
Net revenues (excluding barter) .....................             --          107,714        120,124
Trade and barter revenues ...........................             --           14,808         17,650
                                                           ---------        ---------      ---------
   Total net revenues ...............................             --          122,522        137,774
                                                           ---------        ---------      ---------
Expenses:
 Operating expenses .................................          1,601           15,005         17,301
 Selling, general and administrative ................             --           23,921         28,319
 Amortization of programming rights .................             --           26,673         30,197
 Depreciation and amortization ......................             --           48,051         42,220
                                                           ---------        ---------      ---------
                                                               1,601          113,650        118,037
                                                           ---------        ---------      ---------
    Operating (loss) income .........................         (1,601)           8,872         19,737
Interest expense, net, including amortization of debt
 discount and deferred loan costs ...................            258           41,187         40,711
Other expenses (income) .............................             --              131            (12)
                                                           ---------        ---------      ---------
Loss before income taxes ............................         (1,859)         (32,446)       (20,962)
Income tax benefit ..................................            335           10,174          5,488
                                                           ---------        ---------      ---------
 Net loss ...........................................      $  (1,524)       $ (22,272)     $ (15,474)
                                                           ---------        ---------      ---------



   The accompanying notes are an integral part of these financial statements.

              SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                            PERIOD FROM
                                                                             INCEPTION
                                                                           (JUNE 2, 1995)            YEAR ENDED
                                                                              THROUGH               DECEMBER 31,
                                                                            DECEMBER 31,    -----------------------------
                                                                                1995             1996            1997
                                                                          ---------------   -------------   -------------
Cash flows from operating activities:
 Net loss .............................................................     $   (1,524)      $  (22,272)      $ (15,474)
 Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
   Deferred income taxes ..............................................           (349)         (11,767)         (8,332)
   Depreciation of property and equipment .............................             --            7,865           9,251
   Amortization of intangible assets ..................................             --           40,186          32,969
   Amortization of programming rights (excluding barter) ..............             --           12,911          13,198
   Payments for programming rights ....................................             --           (9,087)        (11,820)
   Amortization of deferred financing costs and debt discount .........             38            2,765           1,064
 Changes in assets and liabilities:
   Increase in accounts receivable ....................................             --           (2,707)         (3,048)
   Increase in prepaid expenses and other assets ......................             --             (477)           (131)
   Increase (decrease) in amounts due to related party ................          1,547           (2,717)             --
   Increase (decrease) in income taxes payable ........................             14             (179)         (1,328)
   Increase in interest payable .......................................            485            8,819           4,972
   Increase in deferred debt issuance costs ...........................         (6,647)              --              --
   Increase in accounts payable .......................................             --              383             337
   Increase (decrease) in accrued expenses ............................          5,163           (7,060)           (201)
   Decrease in non-current liabilities ................................             --               --             (96)
                                                                            ----------       ----------       ---------
    Net cash (used for) provided by operating activities ..............         (1,273)          16,663          21,361
                                                                            ----------       ----------       ---------
 Cash flows from investing activities:
   (Increase) decrease in restricted cash .............................       (162,599)         162,599              --
   Acquisition of Act III Broadcasting, Inc., net of cash acquired                  --         (550,045)            751
   Acquisition of WFXV and WPNY (Note 3) ..............................             --             (792)             --
   Acquisition of WMSN (Note 3) .......................................             --          (26,584)             --
   Purchase of CTBC stock (Note 3) ....................................             --          (26,950)             --
   Payments for purchase options ......................................             --           (2,800)             --
   Acquisition of Cascom stock (Note 3) ...............................             --               --          (4,142)
   Capital expenditures ...............................................             --           (3,105)         (4,439)
                                                                            ----------       ----------       ---------
    Net cash used for investing activities ............................       (162,599)        (447,677)         (7,830)
                                                                            ----------       ----------       ---------
 Cash flows from financing activities:
   Proceeds from issuance of common stock .............................          6,972           61,692              10
   Proceeds from issuance of subordinated debt ........................        125,000               --              --
   Proceeds from issuance of long-term debt ...........................             --          220,000              --
   Proceeds from borrowings under credit facilities ...................             --           56,500           3,000
   Proceeds from bridge loan ..........................................          1,300               --              --
   Proceeds from issuance of preferred stock ..........................             --          115,000              --
   Proceeds from issuance of senior accrual debentures ................         35,000               --              --
   Repayment of long-term debt ........................................             --           (5,500)        (19,118)
   Repurchase of common stock .........................................             --             (129)            (52)
   Debt and preferred stock issuance costs ............................         (4,400)          (5,684)             --
   Advance buydown of programming rights ..............................             --           (4,396)             --
                                                                            ----------       ----------       ---------
    Net cash provided by (used for) financing activities ..............        163,872          437,483         (16,160)
                                                                            ----------       ----------       ---------
    Net increase (decrease) in cash and cash equivalents ..............             --            6,469          (2,629)
    Cash and cash equivalents, beginning of period ....................             --               --           6,469
                                                                            ----------       ----------       ---------
    Cash and cash equivalents, end of period ..........................     $       --       $    6,469       $   3,840
                                                                            ==========       ==========       =========


   The accompanying notes are an integral part of these financial statements.

              SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                            (DOLLARS IN THOUSANDS)

                                                       CLASS B-1              CLASS B-2
                                                 ---------------------- ---------------------
                                                      COMMON STOCK          COMMON STOCK
                                                 ---------------------- ---------------------
                                                     SHARES     AMOUNT     SHARES     AMOUNT
                                                 ------------- -------- ------------ --------
Issuance of Class B-1 common stock .............     560,000      $ 1           --      $--
Issuance of Class B-2 common stock- ............          --       --      697,243        1
Net loss .......................................          --       --           --       --
                                                     -------      ---      -------      ---
Balance at December 31, 1995 ...................     560,000        1      697,243        1
Issuance of Class B-1 common stock .............     651,577       --           --       --
Repurchase of Class B-1 common stock ...........      (7,500)      --           --       --
Issuance of Class B-2 common stock .............          --       --    5,460,968        5
Issuance of Class C common stock ...............          --       --           --       --
Repurchase of Class C common stock .............          --       --           --       --
Issuance of common stock purchase warrants .....          --       --           --       --
Accretion of preferred stock ...................          --       --           --       --
Net loss .......................................          --       --           --       --
                                                     -------      ---    ---------      ---
Balance at December 31, 1996 ...................   1,204,077        1    6,158,211        6
Repurchase of Class B-1 common stock ...........      (2,500)      --           --       --
Issuance of Class C common stock ...............          --       --           --       --
Repurchase of Class C common stock .............          --       --           --       --
Accretion of preferred stock ...................          --       --           --       --
Net loss .......................................                   --           --       --
                                                                  ---    ---------      ---
Balance at December 31, 1997 ...................   1,201,577      $ 1    6,158,211      $ 6
                                                   =========      ===    =========      ===


                                                        CLASS C
                                                 ---------------------
                                                     COMMON STOCK       ADDITIONAL                     TOTAL
                                                 ---------------------    PAID-IN    ACCUMULATED   SHAREHOLDERS'
                                                    SHARES     AMOUNT     CAPITAL      DEFICIT        EQUITY
                                                 ------------ -------- ------------ ------------- --------------
Issuance of Class B-1 common stock .............         --      $--    $    5,599    $      --     $    5,600
Issuance of Class B-2 common stock- ............         --       --         6,971           --          6,972
Net loss .......................................         --       --            --       (1,524)        (1,524)
                                                         --      ---    ----------    ---------     ----------
Balance at December 31, 1995 ...................         --       --        12,570       (1,524)        11,048
Issuance of Class B-1 common stock .............         --       --         6,515           --          6,515
Repurchase of Class B-1 common stock ...........         --       --           (75)          --            (75)
Issuance of Class B-2 common stock .............         --       --        54,605           --         54,610
Issuance of Class C common stock ...............    990,979        1           566           --            567
Repurchase of Class C common stock .............    (94,750)      --           (54)          --            (54)
Issuance of common stock purchase warrants .....         --       --        24,063           --         24,063
Accretion of preferred stock ...................         --       --       (21,329)          --        (21,329)
Net loss .......................................         --       --            --      (22,272)       (22,272)
                                                    -------      ---    ----------    ---------     ----------
Balance at December 31, 1996 ...................    896,229        1        76,861      (23,796)        53,073
Repurchase of Class B-1 common stock ...........         --       --           (25)          --            (25)
Issuance of Class C common stock ...............      5,000       --            10           --             10
Repurchase of Class C common stock .............    (47,375)      --           (27)          --            (27)
Accretion of preferred stock ...................         --       --       (21,702)          --        (21,702)
Net loss .......................................         --       --            --      (15,474)       (15,474)
                                                    -------      ---    ----------    ---------     ----------
Balance at December 31, 1997 ...................    853,854      $ 1    $   55,117    $ (39,270)    $   15,855
                                                    =======      ===    ==========    =========     ==========

   The accompanying notes are an integral part of those financial statements.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND BUSINESS OPERATIONS

A-3 Holdings Inc. ("Holdings" or the "Company") was incorporated on June 2, 1995 in the State of Delaware for the sole purpose of acquiring 100% of the outstanding capital stock of Act III Broadcasting, Inc. ("Act III"), through its wholly owned subsidiary A-3 Acquisition, Inc. ("A-3"), under a purchase agreement dated June 19, 1995. The purchase of Act III was consummated on January 4, 1996 (the "Act III Acquisition"), at which time A-3 merged with and into Act III and changed its name to Sullivan Broadcasting Company, Inc. ("SBC") (Note 3).

The Company currently owns, operates and programs, through its subsidiaries, nine Fox Broadcasting Company ("Fox") affiliated television stations, one television station affiliated with the American Broadcasting Companies, Inc. ("ABC"), and one independent television station throughout the Northeast, Southeast, and the Mid-Atlantic states. The Company programs two independent television stations under local marketing agreements ("LMA") in markets where the Company owns another television station (Note 4). Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provision of the Communications Act, and impose penalties for violation of such regulations.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated  financial  statements  include the accounts of the Company and
its  wholly   owned   subsidiaries.   Significant   intercompany   accounts  and
transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of ninety days or less to be cash equivalents.

Revenue Recognition

Advertising revenues are recognized in the period during which the advertising spots are aired. Revenues from other sources are recognized in the period when the services are provided.

Trade and Barter Transactions

The Company  trades  certain  advertising  time for various  goods and services.
These transactions are recorded at the estimated fair value of the goods or services received. Revenues from trade transactions are recognized when advertisements are broadcast and services or merchandise received are charged to expense when received or used.

The Company barters advertising time for certain program material. These transactions are recorded at management's estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to a concentration of credit risk include cash, cash equivalents and accounts receivable. The Company maintains cash in excess of federally insured deposits at several financial institutions at December 31, 1997. The Company does not believe

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

Programming Rights and Contracts Payable

Programming rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Programming rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or based on usage, whichever yields the greater accumulated amortization for each program. The current portion of programming rights represents those rights available for broadcast which will be amortized in the succeeding year.

The Company has estimated the fair value of these programming contracts payable at approximately $49,480,000 as of December 31, 1997 based on future cash flows discounted at the Company's current borrowing rate.

Property and Equipment

Property and equipment is stated on the basis of cost or estimated fair value at the date of acquisition. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets which range from three to thirty-nine years.

Intangible Assets

Intangible  assets  represent  the  estimated  fair  value of both  identifiable intangible assets and goodwill resulting from acquisitions. Identifiable intangibles include FCC broadcast licenses, network affiliation agreements, non-competition agreements, and favorable leases and are being amortized on a straight-line basis over periods ranging from 5 to 15 years. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal, and is amortized over 40 years using the straight-line method. The Company evaluates the recoverability of its intangible assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related intangible assets may be less than previously anticipated. If the net book value of the related intangible asset exceeds the undiscounted future cash flows of the intangible asset, the carrying value would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. The Company did not recognize any impairment loss during the years ended December 31, 1996 and 1997.

Deferred Financing Costs

Deferred financing costs represent costs incurred in obtaining long-term financing. These costs are expensed as interest over the lives of the related loans, using the effective interest method.

Accounting for Income Taxes

The Company accounts for income taxes under the liability method of accounting as set forth in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under the method prescribed by this statement, deferred income taxes are recognized at enacted tax rates to reflect the future effects of income tax carryforwards and temporary differences arising between the tax basis of assets and liabilities and their financial reporting amounts at each period end.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

Interest Rate Risk Management

The Company enters into interest rate swap agreements with commercial banks to mitigate the risk of possible rising interest rates. These agreements are designated as hedges of interest rates, and the differential to be paid or received on interest rate swaps is accrued as an adjustment to interest expense as interest rates change. The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

3.   ACQUISITIONS

In 1996 and 1997, the Company made the acquisitions set forth below, each of which has been accounted for as a purchase. The consolidated financial statements include the operating results of each business from the date of acquisition, except for the Act III Acquisition which includes the operating results of Act III from January 1, 1996 through January 4, 1996 due to the immateriality of the results in relation to the financial statements taken as a whole. Pro forma results of operations of the other acquisitions made in 1996 and 1997 are not considered material.

The Act III Acquisition

On January 4, 1996,  the Company  acquired all of the  outstanding  stock of Act
III. The acquisition cost consisted of the following:


     Cash paid to Act III shareholders .........    $ 359,108,000
     Cash paid to retire debt ..................      167,764,000
     Acquisition costs .........................       23,173,000
                                                    -------------
                                                    $ 550,045,000
                                                    =============


The excess of the purchase price over the fair value of the net assets acquired was $208,861,000. In 1997, the Company received $751,000 from the sellers due to the settlement of certain items for which funds were being held in escrow. This amount, net of expenses, was recorded as a reduction of goodwill during the year ended December 31, 1997.

The Utica Acquisition

On February 7, 1996, the Company executed an asset purchase agreement to acquire certain assets of Mohawk Valley Broadcasting, Inc. ("Mohawk") and Acme T.V. Corporation ("Acme"), the owners and operators of WFXV and WPNY in Utica, New York, for a total purchase price of $400,000. In addition, the Company paid $2,600,000 for the option to purchase the remaining assets of Mohawk and Acme pending FCC approval for $250,000 and simultaneously entered into a LMA with Mohawk and Acme (Note 4). One June 24, 1996, the FCC granted approval for the Company to purchase the remaining assets at which time the LMA with Mohawk and Acme was terminated and the remaining assets were purchased. The Company allocated the total cost of $3,250,000 plus fees and expenses of $142,000 to the net assets acquired. The excess of the purchase price over the fair value of the net assets acquired was $1,322,000.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

The Madison Acquisition

On July 1, 1996, the Company acquired substantially all of the assets of Channel 47 Limited Partnership, owner and operator of a television station in Madison, Wisconsin (WMSN) for a total purchase price of $26,500,000 plus fees and expenses of $84,000. The excess of the purchase price over the fair value of the net assets acquired was $4,155,000.

The Nashville Acquisition

On February 22, 1996, the Company entered into a LMA with Central Tennessee Broadcasting Corporation ("CTBC"), owner and operator of WXMT, an independent television station in Nashville, Tennessee. Additionally, the Company paid $200,000 for the option to acquire the stock of CTBC based upon certain events defined in the underlying agreement for $13,710,000 in cash plus the repayment of $13,030,000 of CTBC's debt. On July 12, 1996, the Company exercised the option and purchased the stock of CTBC. The cost plus fees of $210,000 were allocated to the net assets acquired. The excess of the purchase price over the fair value of the net assets acquired was $17,505,000.

The Cascom Acquisition

On January 2, 1997, the Company acquired substantially all of the assets of Cascom International, Inc. and related film libraries for $4,038,000 plus fees and expenses of $104,000. The excess of the purchase price over the fair value of the net assets acquired was $1,877,000.

4.   LOCAL MARKETING AGREEMENTS

As part of the Act III Acquisition, the Company was assigned Act III's right, title and interest in a LMA with Guilford Telecasters, Inc. ("Guilford"), owner of WUPN (formerly WGGT), an independent television station in Greensboro, North Carolina (the "WUPN LMA"). Under the WUPN LMA, the Company sells and collects the advertising revenues of WUPN, programs WUPN, and reimburses Guilford for operating expenses. In connection with the Act III Acquisition, the Company also acquired Act III's right, title and interest in a prepayment made under the WUPN LMA, which released the Company from the quarterly payments based on the cash flows of WUPN which were initially required under the WUPN LMA. In July 1996, Guilford sold the assets of WUPN to Mission Broadcasting II, Inc. ("Mission II") and assigned their right, title and interest in the WUPN LMA to Mission II under substantially similar terms.

On July 12, 1996, the Company entered into an LMA with Mission Broadcasting I, Inc. ("Mission I"), owner of WUXP (formerly WXMT), an independent station in Nashville, Tennessee (the "WUXP LMA"). Under the terms of the WUXP LMA, the Company sells and collects the advertising revenues of WUXP and reimburses Mission I for operating expenses and debt service requirements.

Net revenues of $7,121,000 and $11,989,000, respectively, and expenses of $2,818,000, and $3,397,000, respectively, related to the WUXP and WUPN LMAs have been included in the Company's consolidated statement of operations for the years ended December 31, 1996 and 1997. The Company has guaranteed an aggregate amount of debt of $3,850,000 related to WUXP and WUPN as of December 31, 1997.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

5.   PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                               ESTIMATED             DECEMBER 31,
                                                              USEFUL LIFE   -------------------------------
                                                                (YEARS)          1996             1997
                                                             ------------   --------------   --------------
 Land ....................................................          --       $  1,385,000     $  1,426,000
 Buildings and improvements ..............................       15-39          6,262,000        6,556,000
 Broadcasting equipment ..................................         3-5         39,978,000       43,845,000
 Furniture and other equipment ...........................         5-7          3,070,000        3,724,000
 Construction in progress ................................          --          1,624,000        1,288,000
                                                                             ------------     ------------
                                                                               52,319,000       56,839,000
 Less: accumulated depreciation and amortization .........                      7,865,000       17,116,000
                                                                             ------------     ------------
                                                                             $ 44,454,000     $ 39,723,000
                                                                             ============     ============


6.   INTANGIBLE ASSETS

Intangible assets consists of the following:

                                               AMORTIZATION              DECEMBER 31,
                                                  PERIOD      -----------------------------------
                                                 (YEARS)            1996               1997
                                              -------------   ----------------   ----------------
 Commercial advertising contracts .........       15           $ 148,986,000      $ 148,986,000
 Goodwill .................................       40             231,494,000        238,508,000
 Affiliation agreements ...................       10              98,445,000         98,445,000
 FCC licenses .............................       15              81,297,000         81,297,000
 Canadian cable rights ....................       10              59,000,000         59,000,000
 Other intangible assets ..................       5- 15           11,936,000         14,015,000
                                                               -------------      -------------
                                                                 631,158,000        640,251,000
 Less: accumulated amortization ...........                       40,186,000         73,155,000
                                                               -------------      -------------
                                                               $ 590,972,000      $ 567,096,000
                                                               =============      =============


7.   LONG-TERM DEBT

Long term debt consists of the following:

                                                   DECEMBER 31,
                                         ----------------------------------
                                               1996              1997
                                         ---------------   ----------------
 SENIOR DEBT:
 Revolving credit facility ...........    $  30,000,000     $   6,000,000
 Acquisition credit facility .........       26,500,000        53,500,000
 Term loan ...........................      214,500,000       195,382,000
                                          -------------     -------------
                                            271,000,000       254,882,000
 Less: current portion ...............       18,583,000        23,562,000
                                          -------------     -------------
                                          $ 252,417,000     $ 231,320,000
                                          =============     =============

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)


                                                                              DECEMBER 31,
                                                                  -------------------------------------
                                                                         1996                1997
                                                                  -----------------   -----------------
SUBORDINATED DEBT:
 Senior accrual debentures,  interest at 13.25% compounded
   semi-annually payable on June 15, 2001 and payable semi-
   annual thereafter, principal due December 15, 2005 .........     $  35,000,000       $  35,000,000
 Less: unamortized discount ...................................        (4,859,000)         (4,677,000)
                                                                    -------------       -------------
                                                                       30,141,000          30,323,000
 Senior subordinated notes, interest at 10.25% payable semi-
   annually, principal due December 15, 2005 ..................       125,000,000         125,000,000
 Senior subordinated notes, interest at 9.625% payable semi-
   annually, principal due December 31, 2003 ..................           185,000             185,000
                                                                    -------------       -------------
                                                                    $ 155,326,000       $ 155,508,000
                                                                    =============       =============

On January 4, 1996, the Company entered into a Credit Agreement (the "Credit Agreement") to provide a $220,000,000 term loan to finance the Act III Acquisition. The Credit Agreement also provides for a revolving credit facility and an acquisition credit facility allowing for borrowings of $30,000,000 and $75,000,000, respectively, through 2003. During 1997, the Company rolled $24,000,000 of borrowings under the revolving credit facility into the acquisition credit facility per the lenders permission as the borrowings were utilized to finance acquisitions. All borrowings under the Credit Agreement bear interest at the lender's base rate plus a percentage determined based upon the Company's most recent quarterly leverage ratio as defined in the Credit Agreement (8.49% at December 31, 1997). The interest is payable quarterly or at other increments if the Company has chosen a LIBOR interest rate for a period greater than 90 days. These borrowings are secured by substantially all of the Company's assets. The term loan is payable in varying quarterly installments beginning in December 1996 through December 2003. The lender may require prepayments based upon the meeting of certain cash flow criteria as defined in the Credit Agreement.

The Credit Agreement requires the Company to enter into interest rate swap agreements for notional amounts of at least 50% of its total outstanding floating rate debt under the Credit Agreement. At December 31, 1997, the Company had several interest rate swap agreements. These financial instruments, which are not held for trading purposes, expire from 1998 to 2001. The swap agreements set rates in the range of 5.14% to 5.61%. The notional amount related to these agreements was $200,000,000 at December 31, 1997. The Company has no intentions of terminating these instruments prior to their expiration dates unless it repays a portion of its bank debt in advance of scheduled payments. The Company estimates the fair value of these instruments at December 31, 1997 to be $1,576,000.

On December 21, 1995, the Company issued and sold 35,000 units through a public offering consisting in the aggregate of $35,000,000 in principal amount of 13.25% senior accrual debentures (the "Debentures") due in 2006 and 560,000 shares of Holdings Class B-1 common stock, the proceeds of which were used to finance the acquisition of Act III. An estimated value of $5,600,000 was assigned to the shares of Class B-1 common stock resulting in a discount of the same amount on the Debentures. This discount is being amortized through charges to interest expense over the life of the Debentures using the effective interest method.

Interest on the Debentures for the period of issuance until June 15, 2001 will accrue at the stated interest rate, compounded on a semi-annual basis, and will be payable in cash on that date in an aggregate amount of $35,879,000. Thereafter, interest on the Debentures will accrue at the stated rate and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2001. The Company is required to redeem $2,772,000 in aggregated principal of the Debentures on June 15, 2001.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

On December 21, 1995, the Company issued and sold $125,000,000 of 10.25% senior subordinated notes (the "Notes") due on December 15, 2005 in a public offering, the proceeds of which were used to finance the Act III Acquisition. The Notes are unsecured and are subordinated to all existing and future debt of the Company.

Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1996. The Notes are subject to redemption on or after December 15, 2000 at the option of the Company at redemption prices specified in the debt agreement. In addition, on or prior to December 15, 1998, the Company may redeem additional principal amounts of the Notes with the proceeds from an initial public offering of equity at redemption prices specified in the agreement, so long as 67% of the original principal of the Notes is still outstanding.

Concurrent with the Act III Acquisition, the Company made a tender offer for $100,000,000 9 5/8% senior subordinated notes (the "9 5/8 Notes") originally issued by Act III. At December 31, 1997, $185,000 of the 9 5/8 Notes were still outstanding.

The Credit Agreement, Debentures and Notes contain covenants which, among other restrictions, require the Company to comply with certain financial ratios and provisions and limit the Company's ability to incur additional indebtedness and pay dividends. The Company was in compliance with all covenants as of December 31, 1997.

The Company has estimated the fair value of long-term debt at December 31, 1996 and 1997 to approximate the carrying value. The fair value was estimated by discounting the future cash flows of loans with similar terms and remaining maturities at the Company's current borrowing rate.

As of December 31, 1997, scheduled maturities, including debt discount, are summarized as follows:


                 1998 ...............    $  23,562,000
                 1999 ...............       31,513,000
                 2000 ...............       42,017,000
                 2001 ...............       42,963,000
                 2002 ...............       42,963,000
                 Thereafter .........      232,049,000
                                         -------------
                                         $ 415,067,000
                                         =============

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

8.   INCOME TAXES

The income tax benefit consists of the following:

                                      PERIOD FROM
                                       INCEPTION
                                     (JUNE 2, 1995)                YEAR ENDED
                                        THROUGH                   DECEMBER 31,
                                      DECEMBER 31,    ------------------------------------
                                          1995               1996                1997
                                    ---------------   ------------------   ---------------
Current tax expense:
 Federal ........................     $        --       $           --      $    166,000
 State ..........................          14,000            1,593,000         2,678,000
                                      -----------       --------------      ------------
                                           14,000            1,593,000         2,844,000

Deferred tax benefit:
 Federal ........................        (324,000)          (8,779,000)       (5,884,000)
 State ..........................         (25,000)          (2,988,000)       (2,448,000)
                                      -----------       --------------      ------------
                                         (349,000)         (11,767,000)       (8,332,000)
                                      -----------       --------------      ------------
 Net income tax benefit .........     $  (335,000)      $  (10,174,000)     $ (5,488,000)
                                      ===========       ==============      ============


Reconciling amounts, stated below as a percentage of pretax income, between the statutory federal income tax rate and the Company's effective tax rate are as follows:

                                            PERIOD FROM
                                             INCEPTION
                                           (JUNE 2, 1995)         YEAR ENDED
                                              THROUGH            DECEMBER 31,
                                            DECEMBER 31,    -----------------------
                                                1995           1996         1997
                                          ---------------   ----------   ----------
U.S. federal statutory rate ...........         35.0%           35.0%        35.0%
State and local taxes, net ............          1.2             4.3         (1.5)
Amortization of goodwill ..............           --            (7.9)        (9.5)
Other .................................          0.6              --           --
Change in valuation allowance .........        (18.8)             --           --
                                               -----            ----         ----
Effective tax rate ....................         18.0%           31.4%        24.0%
                                               =====            ====         ====

The components of the net deferred tax liability at December 31, 1996 and 1997 are as follows:

                                                                        DECEMBER 31,
                                                            -------------------------------------
                                                                   1996                1997
                                                            -----------------   -----------------
Property and equipment ..................................    $   (9,699,000)     $   (7,624,000)
Programming rights ......................................           770,000             239,000
Bad debts ...............................................         1,739,000           1,885,000
Intangible assets .......................................      (131,966,000)       (119,912,000)
Accrued interest ........................................           576,000             783,000
Net operating loss and charitable carryforwards .........        61,357,000          46,073,000
Other assets ............................................         2,649,000           2,879,000
Other ...................................................        (4,882,000)         (2,098,000)
                                                             --------------      --------------
Net deferred tax liability ..............................    $  (79,456,000)     $  (77,775,000)
                                                             --------------      --------------

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

At December 31, 1997, the Company had net operating loss and charitable contribution carryforwards of approximately $109,857,000 and $10,000,000, respectively, for federal income tax purposes, available to reduce future taxable income. To the extent not used, federal net operating loss carryforwards expire in varying amounts beginning in 2003. In addition, the Company had net operating loss carryforwards of approximately $38,604,000 for state and local income tax purposes in various jurisdictions.

A corporation that undergoes a "change of ownership" pursuant to Section 382 of the Internal Revenue Code is subject to limitations on the amount of its net operating loss carryforwards which may be used in the future. An ownership change occurred on January 4, 1996. The annual limitation on the use of the net operating loss is $10,050,000. The Company estimates the limitation on the net operating loss will not have a material adverse impact on the Company's consolidated financial position or results of operations. No assurance can be given that an ownership change will not occur as a result of other transactions entered into by the Company, or by certain other parties over which the Company has no control. If a "change in ownership" for income tax purposes occurs, the Company's ability to use "pre-change losses" could be postponed or reduced, possibly resulting in accelerated or additional tax payments which, with respect to tax periods beyond 1997, could have a material adverse impact on the Company's consolidated financial position or results of operations.

In 1996, the tax benefit related to the repurchase of stock options of approximately $3,850,000 was recorded as a reduction of goodwill. In 1997, an adjustment of approximately $4,500,000 was made to goodwill resulting from a change in management's estimate of the ultimate tax benefit of acquired assets, liabilities and carryforwards related to the Act III Acquisition.

9.   MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK

On January 4, 1996, the Company issued $115,000,000, 15% mandatorily redeemable cumulative preferred stock (the "Preferred Stock"). Dividends accrue on the outstanding shares of Preferred Stock at a rate of 15% per year compounding annually. Accrued dividends are payable on March 15, 2001 and will be payable annually subsequent to that date. In connection with the issuance of the Preferred Stock, the Company issued 2,406,307 warrants to purchase Class B-1 common stock at $.001 per share. These warrants are currently exercisable and do not expire. Accretion to record the value of the Preferred Stock at its redemption value is calculated using the effective interest method. Such amounts have been charged to additional-paid-in-capital.

10.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

The Company paid interest of $33,828,000 and $34,666,000 during the years ended December 31, 1996 and 1997, respectively.

During the years ended December 31, 1996 and 1997, the programming rights increased $44,679,000 and $31,800,000 due to the assumption of programming liabilities.

During  the  years  ended   December  31,  1996  and  1997,   the  Company  paid
approximately $1,749,000 and $3,600,000, respectively for income taxes.

11.  COMMITMENTS AND CONTINGENCIES

Leases

The Company has operating lease agreements for land, office space, office equipment and other property which expire on various dates through 2005. Rental expense was $691,000, $750,000 and $884,000 during the years ended December 31, 1995, 1996 and 1997, respectively. As of December 31, 1997, minimum required annual payments under noncancelable operating leases are as follows:

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)


                       1998 ...............    $   978,000
                       1999 ...............        968,000
                       2000 ...............        984,000
                       2001 ...............        836,000
                       2002 ...............        715,000
                       Thereafter .........      1,230,000
                                               -----------
                                               $ 5,711,000
                                               ===========


Programming Contracts

Programming contracts acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. In addition to the programming contracts payable at December 31, 1996, the Company has $17,575,000 of commitments to acquire programming rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded. Future minimum payments arising from such commitments outstanding at December 31, 1996, excluding $18,976,000 of barter commitments, are as follows:


                      1998 ...............    $ 14,798,000
                      1999 ...............      11,437,000
                      2000 ...............       9,351,000
                      2001 ...............       5,868,000
                      2002 ...............       3,632,000
                      Thereafter .........       1,167,000
                                              ------------
                                              $ 46,253,000
                                              ============


Litigation

The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of management, no existing or contingent claims will have a material adverse effect on the Company's financial position or results of operations.

Employment Contracts

The Company has entered into an employment contract with an executive officer of the Company providing for a minimum aggregate amount of $500,000 payable annually commencing September 13, 1995 for an initial term of eight years. Additionally, the Company has guaranteed annual bonus arrangements with two other executive officers which have historically been paid.

12.  RELATED PARTY TRANSACTIONS

Operating expenses include reimbursements to ABRY Partners, Inc. ("ABRY"), an entity related through common ownership, for the Company's allocable share of rent paid by ABRY for the Company. These expenses approximated $73,000 and $106,000 for the years ended December 31, 1996 and 1997, respectively, and are included in selling, general and administrative expenses in the Company's consolidated statement of operations.

The Company also pays ABRY a management fee for financial and other advisory services. Management fees paid to ABRY were approximately $252,000 and $265,000 for the years ended December 31, 1996 and 1997, respectively and are included in selling general and administrative expenses in the Company's consolidated statement of operations.

               SULLIVAN BROADCAST HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

13.  SUBSEQUENT EVENT

On February 23, 1998, the Company entered into a Plan of Merger (the "Merger"). Under the terms of the Merger, 100% of the issued and outstanding common stock of the Company will be acquired by means of a merger. The Merger is subject to approval of the FCC and is expected to close prior to August 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Sullivan Broadcasting Company, Inc.
(formerly Act III Broadcasting, Inc. as successor by merger with A-3 Acquisition, Inc.)

     In our opinion, the accompanying consolidated statements of operations, of cash flows and of changes in shareholders' deficit and present fairly, in all material respects, the results of operations and of cash flows of Sullivan Broadcasting Company, Inc. and its subsidiaries (the "Company") for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/Price Waterhouse LLP
Boston, Massachusetts

March 25, 1996

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1995
                                                                   -------------
  Revenues .......................................................   $112,039
    Less -- commissions ..........................................     19,914
                                                                     --------
  Net revenues ...................................................     92,125
  Trade and barter revenues ......................................      7,876
                                                                     --------
    Total net revenues ...........................................    100,001

  Expenses:
    Operating expenses ...........................................     11,136
    Selling, general and administrative ..........................     23,447
    Amortization of programming rights ...........................     18,033
    Depreciation and amortization ................................     11,780
                                                                     ========
                                                                       64,396
                                                                     --------
    Operating income .............................................     35,605
  Interest expense, including amortization of debt dis-
    count and deferred loan costs ................................     17,777
  Other expenses .................................................        247
                                                                     --------
  Income before provision for income taxes .......................     17,581
  Provision for income taxes .....................................     (4,762)
                                                                     --------
  Net income .....................................................   $ 22,343
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                                1995
                                                           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income ...........................................   $  22,343
    Adjustments to reconcile net income to net cash
      provided by operating activities:
      Adjustment to goodwill relating to realization of
        net operating loss ...............................         484
      Depreciation of property and equipment .............       3,147
      Amortization of intangibles ........................       8,633
      Amortization of programming rights, excluding
        barter ...........................................      10,728
      Payments for programming rights ....................      (8,368)
      Prepayment of WGGT time brokerage fees .............      (6,000)
      Amortization of debt issuance costs and discount....         851
      Loss on sale or retirement of fixed assets .........          24
      Increase in interest payable .......................          95
      Amortization of deferred compensation ..............         153
CHANGES IN ASSETS AND LIABILITIES:
      Increase in accounts receivable ....................      (3,121)
      Increase in prepaid expenses and other assets ......        (515)
      Increase in deferred tax assets ....................      (7,326)
      Increase in taxes payable ..........................       1,105
      Decrease in accounts payable and other accrued
        liabilities ......................................        (413)
                                                              ---------
      Net cash provided by operating activities ..........      21,820
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Payment for WGGT option ............................      (1,000)
      Purchase of fixed assets ...........................      (5,560)
                                                              ---------
        Net cash used for investing activities ...........      (6,560)
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of principal amounts .........................     (14,971)
                                                              ---------
      Net cash used for financing activities .............     (14,971)
                                                              ---------
      Net increase in cash and cash equivalents ..........         289
      Cash and cash equivalents, beginning of year .......       3,295
                                                              ---------
      Cash and cash equivalents, end of year .............   $   3,584
                                                              =========



   The accompanying notes are an integral part of these financial statements.

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                             (DOLLARS IN THOUSANDS)

                                           CLASS A              CLASS C
                                    -------------------- --------------------
                                        COMMON STOCK         COMMON STOCK       ADDITIONAL                                 TOTAL
                                    -------------------- --------------------     PAID-IN   ACCUMULATED    DEFERRED    SHAREHOLDERS'
                                       SHARES     AMOUNT    SHARES     AMOUNT     CAPITAL     DEFICIT    COMPENSATION     DEFICIT
                                    ------------ ------- ------------ -------  ----------- ------------ ------------- --------------
Balance at December 31, 1994 ......     893.720     $ 9      666.879     $ 7    $   6,285   $ (114,639)    $ (153)      $ (108,491)
Accretion of discount and divi-
 dends on 8% Cumulative Re-
 deemable Preferred Stock .........         --       --          --       --       (2,518)          --         --           (2,518)
Amortization of deferred compen-
 sation ...........................         --       --          --       --           --           --        153              153
Net income ........................         --       --          --       --           --       22,343         --           22,343
                                        -------     ---      -------     ---    ---------   ----------     ------       ----------
Balance at December 31, 1995 ......    893,720      $ 9     666,879      $ 7    $   3,767   $  (92,296)    $   --       $  (88,513)
                                       ========     ===     ========     ===    =========   ==========     ======       ==========


   The accompanying notes are an integral part of these financial statements.

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On January 4, 1996, all of the outstanding capital stock of Act III Broadcasting (the "Company") was purchased by and the Company was merged with and into A-3 Acquisition, Inc. The Company then changed its name to Sullivan Broadcasting Company, Inc. (Note 11).

The Company was incorporated in Delaware in 1986 and at December 31, 1995 owned, operated and/or programmed, through its subsidiaries, seven Fox Broadcasting Company ("Fox") affiliated stations, one television station affiliated with the American Broadcasting Companies, Inc. ("ABC"), and two independent television stations that the Company programs under time brokerage agreements throughout the Northeast, Southeast, and Mid-Atlantic states. Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for violation of such regulations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

As of December 31, 1995, Act III Communications Holdings, L.P. ("Holdings") directly owned approximately 15%, 100% and 6% of the Company's 8% Cumulative Redeemable Preferred Stock ("Senior Preferred Stock"), Class A Common Stock and Class C Common Stock, respectively.

Revenue Recognition

Advertising revenues are recognized in the period during which the time spots are aired. Revenues from other sources are recognized in the period when the services are provided.

Trade and Barter Transactions

The Company  trades  certain  advertising  time for various  goods and services.
These transactions are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when commercials are broadcast. Goods or services received are recorded as assets or expenses when received or used, respectively.

The Company barters advertising time for certain program material. These transactions are recorded at management's estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received.

Programming Rights and Contracts Payable

Programming rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Programming rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or based on usage, whichever yields the greater accumulated amortization for each program.

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Property and Equipment

Property and equipment is stated on the basis of cost or estimated fair value at the date of acquisition. Expenditures for renewals and improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to income when incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets which range from 3 to 37 years.

Intangible Assets

Intangible assets represent the estimated fair value of both identifiable assets and goodwill resulting from acquisitions. Identifiable intangibles include FCC broadcast licenses, non-competition agreements, favorable leases, accelerated market growth assets and underdeveloped market competition assets and are being amortized on a straight-line basis over periods ranging from 5 to 15 years. Goodwill is being amortized over 40 years using the straight-line method. The Company evaluates the recoverability of its intangible assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related intangible assets may be less than previously anticipated. If the net book value of the related intangible asset exceeds the undiscounted future cash flows of the intangible asset, the carrying value would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. The Company did not recognize any impairment loss for the year ended December 31, 1995.

Deferred Loan Costs

Deferred loan costs represent costs incurred in obtaining long-term financing. These costs are expensed as interest over the lives of the related loan using the effective interest method.

Accounting for Income Taxes

The Company accounts for income taxes under the liability method of accounting as set forth in Statement of Financial Accounting Standards No. 109; "Accounting for Income Taxes". Under the method prescribed by this statement, deferred income taxes are recognized at enacted tax rates to reflect the future effects of income tax carryforwards and temporary differences arising between the tax basis of assets and liabilities and their financial reporting amounts at each period end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

Supplementary Statement of Operations Information

Included in operating expenses for the year ended December 31, 1995 were advertising costs of $1,694,000 and music license fees of $548,000.

2.   TIME BROKERAGE AGREEMENT

On September 30, 1991, the Company entered into a time brokerage agreement with Guilford Telectasters, Inc. ("Guilford") for WGGT, an independent television station in Greensboro, North Carolina. The purchase price was $2,000,000, plus the assumption of $821,000 in film liabilities. Under the terms of the agreement, Guilford sells certain broadcast time of WGGT to the Company for the

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

purpose of retransmitting the signal of WXLV, the Company's television station in Winston-Salem, North Carolina. In addition to the purchase price, the Company will remit quarterly payments, not to be lower than $50,000, to Guilford based on a specified calculation. The term of the contract is five years with a five-year extension that may be exercised by Guilford.

On June 30, 1995, the Company and Guilford amended the time brokerage agreement. Under the terms of the amended agreement, the Company paid Guilford $6,000,000 in exchange for the right to broadcast the signal of WXLV on WGGT through September 30, 2001. This payment released the Company from the quarterly payments originally required under the agreement. This amount is being amortized on a straight line basis, over the term of the agreement.

In conjunction with the amendment, the Company also paid Guilford $1,000,000 and Guilford granted to a third party an option to purchase certain assets of WGGT of an exercise price of $1,000,000. The third party granted the Company the right to require such third party to assign this option to the Company or another third party.

3.   LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                                         DECEMBER 31,
                                                                                             1995
                                                                                       ---------------
   Senior Debt:
     Bank Credit Agreement, $60,000,000 revolving credit, commitment reducing year by year, due December 31, 2000 ............................................  $  24,000,000
     Series A Senior Notes, interest at 11.34% payable semi-annually, principal
      payable in semi-annual installments commencing June 30, 1993 ...................     15,260,000
     Less: unamortized discount ......................................................       (109,000)
                                                                                        -------------
                                                                                           15,151,000
                                                                                        -------------
     Series B Senior Notes, interest at 12.03% payable semi-annually, principal
      payable in semi-annual installments commencing June 30, 1993 ...................      2,723,000
     Series C Senior Notes, interest at 12.60% payable semi-annually, principal
      due on December 31, 1996 .......................................................     13,432,000
     Less: unamortized discount ......................................................        (61,000)
                                                                                        -------------
                                                                                           13,371,000
                                                                                        -------------
     Series D Senior Notes, interest at 13.31% payable semi-annually, principal
      due on December 31, 1996 .......................................................      4,368,000
     Senior Acquisition Notes, interest at 12.92% payable semi-annually, principal
      payable in semi-annual installments commencing June 30, 1993 ...................      3,363,000
                                                                                        -------------
                                                                                           62,976,000
     Less: current maturities ........................................................    (24,078,000)
                                                                                        -------------
                                                                                        $  38,898,000
                                                                                        =============
   Subordinated Debt:
     Senior Subordinated Notes, interest at 9.625% payable semi-annually, princi-
      pal due December 15, 2003 ......................................................  $ 100,000,000
                                                                                        =============

On December 22, 1993, the Company refinanced a substantial portion of its outstanding debt. The Company secured a revolving credit facility (the "Bank Credit Agreement") originally in the amount of $50 million, currently at $57.6 million, to mature on December 31, 2000, and issued $100 million of 9 5/8% Senior Subordinated Notes due December 2003 ("Notes"). With the proceeds from these transactions,

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

the Company repaid $35,000,000 of its Floating Rate Senior Notes, $36,867,000 Series A Senior Notes, $10,054,000 Series B Senior Notes, $8,689,000 Senior Acquisition Notes, $7,568,000 Series A Subordinated Notes and $9,632,000 of its Series B Subordinated Notes. In connection with the issuance of the Notes and Bank Credit Agreement, the Company amended its existing loan agreement (the "Amended Existing Agreement") which extended the maturity of a portion of the Company's existing senior and subordinated debt from its then current maturity of December 31, 1996 to December 31, 1997. Of the $40,615,000 of remaining notes under the Amended Existing Agreement, $15 million is due December 31, 1997. All the notes under the Amended Existing Agreement rank pari passu with the debt issued under the Bank Credit Agreement. Concurrent with the refinancing, the Company redeemed 17.2 shares of 8% Cumulative Redeemable Preferred Stock ("Senior Preferred Stock") at a price of $22,865,000 (see Note 5) and 606.478 shares of Class C Common Stock at a price of $16,557,000 (see Note 6).

The interest rate under the Bank Credit Agreement will be based, at the Company's option, on the lender's (i) ABR; (ii) Eurodollar or (iii) CD rates (each as defined therein), each plus an applicable margin which is based on the Company's ratio of Total Funded Debt to Operating Cash Flow (as defined therein). Interest rates will be adjusted monthly, with the applicable margins varying between .5% to 1.5% for the ABR rate, 1.5% to 2.5% for the Eurodollar rate, and 1.625% to 2.625% for the CD rate. The Company is required to pay to the lender an annual commitment and an annual agency fee. The interest rate at December 31, 1995 was 7.25%.

Borrowings under the Bank Credit Agreement are subject to a maximum available amount (the "Maximum Amount"), currently $57.6 million, and may be repaid and reborrowed at any time. The Maximum Amount is being reduced in varying quarterly amounts beginning June 30, 1995 through December 31, 2000. Principal amounts outstanding on such dates must be repaid to reduce total outstanding principal to at least the Maximum Amount. Generally, the Company may prepay a greater amount of borrowed funds than is required without premium or penalty, except for certain breakage costs associated with prepayment of CD and Eurodollar loans.

The Series A Senior Notes require principal payments of $260,000 on each June 30 and December 31 through June 30, 1996, with the remaining $15,000,000 due on December 31, 1997. In consideration for extending this maturity to 1997 the Company will be required to pay a 3% premium or $450,000 upon maturity. The Company has recorded the liability for this premium. The Series B Senior Notes require principal payments of $359,000 on each June 30 and December 31 through June 30, 1996 with the remaining $2,364,000 due December 31, 1996. The Series C Senior Notes and Series D Senior Notes are due in full on December 31, 1996. A principal payment on Senior Acquisition Notes totaling $214,000 is due on June 30, 1996 with the remaining $3,147,000 due on December 31, 1996. Interest is payable in semi-annual installments on June 30 and December 31.

The Notes mature on December 15, 2003. Interest on the Notes accrues at the rate of 9 5/8% per annum and will be payable semiannually in arrears on June 15, and December 15. Although the Notes are general unsecured obligations of the Company and are subordinate to all indebtedness, the Notes are guaranteed jointly and severally by each of the Company's subsidiaries.

As of December 31, 1995, scheduled maturities, including discounts, are summarized as follows:


                    1996 .........................   $ 24,145,000
                    1997 .........................     15,000,000
                    1998 .........................             --
                    1999 .........................      9,000,000
                    2000 .........................     15,000,000
                    Thereafter ...................    100,000,000
                                                     ------------
                                                     $163,145,000
                                                     ============

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The Notes, Bank Credit Agreement and Amended Existing Agreement of the Company contain covenants which, among other restrictions, require the maintenance of certain financial ratios and cash flow, restrict asset purchases and the encumbrance of existing assets, require lender approval for proposed acquisitions, and limit the incurrence of additional indebtedness and the payment of dividends.

The Company has estimated the fair value of long-term debt at December 31, 1995 to approximate the carrying value. The fair value was estimated by discounting the future cash flows of loans with similar terms and remaining maturities at the Company's current borrowing rate.

4.   INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which mandates the liability method for computing deferred income taxes. The provision for income taxes charged to continuing operations was as follows:


                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1995
                                                              ---------------
          Current tax expense:
            Federal .......................................    $    373,000
            State .........................................       1,265,000
                                                               ------------
                                                                  1,638,000

          Deferred tax expense (benefit):
            Federal .......................................      (7,000,000)
            State .........................................         116,000
                                                               ------------
                                                                 (6,884,000)

          Benefit of acquired loss carryforward used to re-
            duce goodwill .................................         484,000
                                                               ------------
          Total benefit ...................................    $ (4,762,000)
                                                               ============


Reconciling amounts, stated below as a percentage of pretax income, between the statutory federal income tax rate and the Company's effective tax rate are as follows:


                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1995
                                                                -------------
          U.S. federal statutory rate .......................        35.0%
          State and local taxes, net ........................         5.1%
          Amortization of goodwill ..........................         1.3%
          Realized benefit for net operating losses .........       (27.1)%
          Other .............................................         0.3%
          Change in valuation allowance .....................       (41.7)%
                                                                    -----
          Effective tax rate ................................       (27.1)%
                                                                    =====


The components of the net deferred tax asset are as follows:

             SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

                                                         DECEMBER 31,
                                                             1995
                                                        -------------
          Property and equipment .....................    $ (744,000)
          Programming rights ..........................     3,498,000
          Bad debts ................................          443,000
          Intangible assets ........................          745,000
          Music license fees .......................           12,000
          Net operating loss carryforwards .........       25,373,000
          Other ....................................         (944,000)
                                                           ----------
                                                           28,383,000
          Less -- valuation allowance ..............      (21,057,000)
                                                          -----------
          Net deferred tax asset ...................    $   7,326,000
                                                        =============


At December 31, 1995, the Company had net operating loss carryforwards of approximately $60,303,000 for federal income tax purposes, available to reduce future taxable income. To the extent not used, federal net operating loss carryforwards expire in varying amounts beginning in 2002. In addition, the Company had net operating loss carryforwards of approximately $44,147,000 for state and local income tax purposes in various jurisdictions. Under FAS 109, the Company has recorded valuation allowances against the realization of the federal and state and local tax benefits resulting from net operating losses in the amounts of $16,647,000 at December 31, 1995. In 1995, the valuation allowance decreased by $11,438,000, of this $7,326,000 was a result of the determination by management that it is more likely than not that certain deferred tax assets will be utilized in future periods. The remaining valuation allowances are based on management's estimates and analysis, which include the impact of tax laws which may limit the Company's ability to utilize such loss carryforwards.

A corporation that undergoes a "change of ownership" pursuant to Section 382 of the Internal Revenue Code is subject to limitations on the amount of its net operating loss carryforwards which may be used in the future. An ownership change occurred on January 4, 1996. The Company estimates the limitation on the net operating loss will not have a material adverse impact on the Company's consolidated financial position or results of operations. No assurance can be given that an ownership change will not occur as a result of other transactions entered into by the Company, or by certain other parties over which the Company has no control. If a "change in ownership" for income tax purposes occurs, the Company's ability to use "pre-change losses" could be postponed or reduced, possibly resulting in accelerated or additional tax payments which, with respect to tax periods beyond 1995, could have a material adverse impact on the Company's consolidated financial position or results of operations.

In addition, net operating loss carryforwards acquired through the acquisition of a corporation are also subject to limitations on the amount which may be used in the future. If the acquired net operating loss carryforwards are utilized, the tax benefit will result in an adjustment to the purchase price allocations of the acquired corporation. As a result of the acquisition of Act III Broadcasting of Dayton, Inc. (formerly Meridian Communications Corporation) and Act III Broadcasting of West Virginia, Inc. (formerly West Virginia Telecasting, Inc.) by the Company, federal tax net operating loss carryforwards were acquired. During 1995, the Company utilized approximately $1.4 million of the acquired net operating loss carryforwards with a resulting reduction of approximately $.5 million to goodwill.

5.8% Cumulative Redeemable Preferred Stock ("Senior Preferred Stock")

Dividends accrue on the outstanding shares of the Senior Preferred Stock at a rate of 8% per annum of the dividend base. The dividend base is the number of shares outstanding times $1,000,000 per share plus accrued dividends and is adjusted on December 31 of each year for dividends accrued during the year. The accrued dividends converted to shares of Senior Preferred Stock on December 31, 1995 at $1,000,000 per share. All dividends earned subsequent to that date shall be paid, in cash, on each December 31. With the exception of stock dividends on securities that are subordinate to the Senior Preferred Stock, dividends may not be paid on the Class A Common Stock or Class C Common Stock until all accrued dividends relating to the Senior Preferred Stock are paid and there is no outstanding

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

mandatory redemption obligation. Accretion to record the value of the Senior Preferred Stock at its redemption value on its scheduled redemption date is calculated using the effective interest method. Such amounts have been charged to additional paid-in capital in the accompanying financial statements. Holders of the Senior Preferred Stock are entitled to elect one director if any dividends payable are in arrears and unpaid for two consecutive periods or the Company fails to discharge its mandatory redemption obligation and have no voting rights except under certain specified circumstances.

The Company has estimated the fair value of the Senior Preferred Stock at December 31, 1995 to approximate the carrying value based on the recently negotiated redemption values.

In connection with the issuance of the Notes and the Bank Credit Agreement, the Company redeemed 17.2 shares of Senior Preferred Stock at a price of $1,000,000 per share plus accrued dividends totaling $22,865,000. The mandatory redemption on the remaining 16.627 shares of Senior Preferred Stock has been extended from December 31, 1996 to December 31, 2004. Beginning January 1, 1994, the dividend on the Senior Preferred Stock increased to 9% from 8%. On January 1, 1997, the dividend rate will increase to 11% per annum. Dividends are payable in cash or in-kind at the Company's option. The Senior Preferred Stock will be redeemable, in whole or in part, at anytime without premium. If the Senior Preferred Stock is outstanding after December 31, 1996, the holders are entitled to a one-time 2% dividend payable at redemption. Beginning January 1, 2000, the Company will issue to the holders of Senior Preferred Stock, warrants to purchase Class C Common Stock every three months.

Each holder will receive thirty-six and one-half warrants for each share of Senior Preferred Stock owned. Each warrant will entitle the holder to purchase one share of Class C Common Stock at a price of $27,397 per share. A warrant may be exercised with cash or by tendering Senior Preferred Stock to the Company. The warrants expire at the end of each three month period.

6.   SHAREHOLDERS' DEFICIT

Class C Common Stock is convertible into Class A Common Stock on a one-to-one ratio upon the occurrence of certain events. Any necessary approval of the FCC must be obtained prior to all stock conversions.

Holders of the Class A Common Stock are entitled to one vote per share on all matters submitted to shareholder vote. Holders of Class C Common Stock have no voting rights except under certain specified circumstances.

In the event of liquidation, dissolution or winding-up of the affairs of the Company, the holders of Class A Common Stock and Class C Common Stock are entitled to share ratably, based on the number of shares held by each holder, in the remaining assets of the Company.

Holdings  has  pledged  all of its  Class A  Common  Stock of the  Company  (the
"Holdings Pledge") to secure a promissory note (the "Holdings Note") in the amount of $12 million held by Mediafin USA Incorporated, a Delaware corporation ("Mediafin") and a wholly owned subsidiary of Tractebel S.A., a Belgian company. Any foreclosure by Mediafin on the Company's stock, however, would require prior approval of the FCC. Current FCC rules restrict foreign ownership of broadcast companies and Mediafin is owned by a foreign entity. The Holdings Note is assignable in whole or in part, however, the Holdings Pledge of the Company's Class A Common Stock to Mediafin is not assignable without Holdings' consent.

On November 30, 1989, the Company implemented a stock option plan (the "Plan") whereby 250 shares of the authorized but unissued shares of Class B Common Stock have been reserved for issuance upon the exercise of nonqualified stock options to be granted to certain key personnel. These options are exercisable for a period of up to ten years from the date of grant. The Class B Common Stock is convertible into Class A Common Stock at a ratio of one-to-one upon the occurrence of certain events.

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The following options were outstanding under the Plan at December 31, 1995:


                                                                   PER SHARE
                                                                   EXERCISE
                                                       NUMBER        PRICE
                                                     ----------   ----------
Options outstanding at December 31, 1994 .........      250.0
Option granted during 1995 .......................       33.01     $11,850
                                                        ------
Options outstanding at December 31, 1995 .........      283.01
                                                        ======

No options were exercised during the year ended December 31, 1995. There is no compensation expense associated with the options granted in 1995 as the exercise price approximates the fair value at the date of the grant.

7.   LEASES

The Company has operating lease agreements for land, office space, office equipment and other property which expire on various dates through 2005. Rental expense was $691,000 during the year ended December 31, 1995.

As of December 31, 1995, minimum required annual payments under noncancelable operating leases are as follows:


                     1996 .......................    $  650,000
                     1997 .......................       620,000
                     1998 .......................       594,000
                     1999 .......................       595,000
                     2000 .......................       510,000
                     Thereafter .................     2,518,000
                                                     ----------
                                                     $5,487,000
                                                     ==========


8.   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

The Company paid interest of $16,862,000 during the year ended December 31, 1995.

During the year ended December 31, 1995 the programming rights increased $12,913,000, due to the assumption of programming liabilities.

During the year ended December 31, 1995 the Company paid approximately $995,000 for income taxes.

9.   COMMITMENTS AND CONTINGENCIES

The Company has executed contracts for programming rights totaling approximately $18,961,000 at December 31, 1995, for which the broadcast period has not begun. Accordingly, the asset and related liability are not recorded at such dates.

The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of management, no existing or contingent claims will have a material adverse effect on the Company's financial position or results of operations.

The Company has entered into employment contracts with two of its executive officers in the minimum aggregate amount of $425,000 payable annually commencing June 1, 1993 and ending December 31, 1996. In addition, the Company has quarterly bonus arrangements for its executive officers which are based on achieving budgeted performance goals. Such budgeted performance goals have been met historically.

              SULLIVAN BROADCASTING COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The Company has no post-retirement or post-employment benefit plans.

10.  RELATED PARTY TRANSACTIONS

The Company has a management agreement with Holdings to reimburse certain salary and operating expenses incurred on behalf of the Company. Operating expenses include reimbursements to Holdings for $6,100 per month representing an allocable share of rent paid by Holdings under its lease. During the year ended December 31, 1995, the Company paid $913,000 in management fees and other charges to Holdings. Such amounts have been included in selling, general and administrative expenses in the Company's consolidated statements of operations.

A former member of the Company's Board of Directors, who was a member from 1990 through October 1993, also serves as Chairman and President of the Buffalo Sabres, a professional hockey team. Total programming rights fees payable to the Buffalo Sabres are $340,000 at December 31, 1995.

11.  SUBSEQUENT EVENT

On January 4, 1996, A-3 Acquisition, Inc. ("A-3") acquired substantially all of the outstanding stock of the Company for approximately $517,000,000 plus certain amounts defined in the purchase and sale agreement which are based on working capital and less the amounts necessary to repurchase or repay the existing indebtedness of the Company. The acquisition will be accounted for by the purchase method. Accordingly, the results of operations of the Company will be included with those of A-3 for periods subsequent to the date of acquisition.

The unaudited pro forma combined condensed balance sheet of the Company and A-3 as of December 31, 1995 after giving effect to certain pro forma adjustments is as follows:


                      ASSETS
    Current assets ............................. $ 49,728,000
    Property and equipment, net ................   44,164,000
    Other assets and intangible assets .........  649,054,000
                                                 ------------
                                                 $742,946,000
                                                 ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities ........................ $ 29,043,000
    Long-term debt .............................  488,395,000
    Shareholders' equity .......................  225,508,000
                                                 ------------
                                                 $742,946,000
                                                 ============


The unaudited pro forma combined results of operations of the Company and A-3 for the year ended December 31, 1995 after giving effect to certain pro forma adjustments are as follows:


            Net revenues ..................   $ 101,082,000
            Net loss ......................   $ (10,367,000)